Execution Version

Exhibit 10.48

STANDBY PURCHASE AGREEMENT

This STANDBY PURCHASE AGREEMENT (this “Agreement”), dated as of November 8, 2018, is made by and among Roadrunner Transportation Systems, Inc., a Delaware corporation (the “Company”), Elliott Associates, L.P., a Delaware limited partnership (“Elliott Associates”), and Elliott International, L.P., a Cayman Islands, British West Indies limited partnership (“Elliott International” and, collectively with Elliott Associates, “Elliott”).

WHEREAS, the Company proposes to distribute at no charge to the holders of its common stock, par value $0.01 per share (“Common Stock”), on a record date (the “Record Date”) to be set by the Board of Directors of the Company (the “Board”), transferable subscription rights (the “Rights”) to purchase up to an aggregate of 900,000,000 new shares (the “Offered Shares”) of the Company’s Common Stock (the “Rights Offering”) that, if exercised in full, will provide gross proceeds to the Company of $450 million (the “Aggregate Offering Amount”);

WHEREAS, the Company will distribute to each holder of its Common Stock on the Record Date (“Rights Holder”) one transferable Right for every share of Common Stock owned by such Rights Holder on the Record Date;

WHEREAS, each Right will entitle the holder thereof to purchase the number of shares of Common Stock determined by dividing 900,000,000 by the total number of shares of Common Stock outstanding on the Record Date (the “Basic Subscription Right”) at the subscription price of $0.50 per share of Common Stock (the “Subscription Price”);

WHEREAS, the holders of Rights, other than Elliott, who fully exercise their Basic Subscription Rights will be entitled to subscribe for additional shares of Common Stock that remain unsubscribed as a result of any unexercised Basic Subscription Rights (the “Over-Subscription Right”), which allows such holder, other than Elliott, to subscribe for additional shares of Common Stock up to the number of shares purchased under such holder’s Basic Subscription Right at the Subscription Price;

WHEREAS, each Right gives the holder thereof one Basic Subscription Right and one Over-Subscription Right;

WHEREAS, in order to facilitate the Rights Offering, the Company and Elliott wish to enter into this Agreement, pursuant to which and upon the terms and subject to the conditions set forth herein, Elliott agrees to (i) exercise its Basic Subscription Right in full and (ii) to the extent that the Rights Offering is not fully subscribed, purchase from the Company, at a price per share equal to the Subscription Price, all unsubscribed shares of Common Stock in the Rights Offering;

WHEREAS, the Board established a special financing alternatives committee of independent directors (the “Special Committee”), with the two directors designated by Elliott abstaining from the vote establishing the Special Committee, to consider, identify, and evaluate potential alternative strategic financing transactions for the company and to recommend to the Board whether to engage in such transactions;

WHEREAS, the Board has received a letter from the Company’s financial advisor, Barclays Capital Inc. (“Barclays”), that, subject to the qualifications stated therein, Barclays is of the opinion that, as of the date of such letter, from a financial point of view, the transactions contemplated by this Agreement are the best alternative reasonably available to the Company under the circumstances; and

WHEREAS, following the unanimous approval and recommendation by the Special Committee, all of the members of the Board, other than the two directors designated by Elliott, voted in favor of and approved the Rights Offering and the transactions contemplated hereby and recommended that stockholders of the Company vote in favor of the Rights Offering and the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties, and covenants contained herein, each of the parties hereto hereby agrees as follows:

1.    The Rights Offering.

(a)    On the terms and subject to the conditions set forth herein, the Company shall distribute, at no charge, to each Rights Holder one transferable Right for every share of Common Stock owned by such Rights Holder on the Record Date. Each whole Right will entitle the holder thereof to purchase the number of shares of Common Stock determined by dividing 900,000,000 by the total number of shares of Common Stock outstanding on the Record Date at the Subscription Price. Each such Right shall be transferable separately from the underlying shares of Common Stock on account of which such Right was distributed. Rights Holders and holders to whom Rights have been validly transferred are collectively referred to as “Holders,” each individually being a “Holder.”

(b)    The Rights (including under both the Basic Subscription Right and the Over-Subscription Right) may be exercised during a period (the “Subscription Period”) commencing on the date on which the Rights are issued to Rights Holders and ending no more than 20 days thereafter (the “Expiration Time”), subject to extension by the Company; provided, however, the Subscription Period may not be extended by more than 10 days without the prior written consent of Elliott. The Company may cancel, terminate, or amend the Rights Offering at any time prior to the Expiration Time; provided, however, that Elliott’s prior written consent is required once the Subscription Period is commenced, subject to the right of the Company to extend the Subscription Period as set forth in the previous sentence.

(c)    Each Holder that wishes to exercise all or a portion of its Rights under the Basic Subscription Right shall, during the Subscription Period and prior to the Expiration Time, follow the instructions set forth in the Registration Statement (as defined below) and related materials to exercise such Rights. On the Closing Date (as defined below), the Company shall issue to each Holder that validly exercised its Rights under the Basic Subscription Right the number of Offered Shares to which such Holder is entitled based on such exercise, provided that the obligation of the Company to consummate the Rights Offering shall be subject to the conditions set forth in Section 11(d) (which may not be waived, in whole or in part, by the Company without the prior written consent of Elliott).

(d)    Each Holder (other than Elliott) that exercises in full its Basic Subscription Right will be entitled under the Over-Subscription Right to subscribe for additional shares of Common Stock at the Subscription Price pursuant to the instructions set forth in the Registration Statement and related materials to the extent that other Holders elect not to exercise all of their respective Rights to subscribe for and purchase all of the Offered Shares under the Basic Subscription Right; provided that no Holder shall be entitled to purchase more Offered Shares under the Over-Subscription Right than such Holder subscribed for under the Basic Subscription Right. If the number of Offered Shares remaining after the exercise of Rights under the Basic Subscription Right (the “Remaining Offered Shares”) is not sufficient to satisfy all requests for Offered Shares under the Over-Subscription Right, the Holders that exercised their Rights under the Over-Subscription Right will be allocated such Remaining Offered Shares as follows: the number of Remaining Offered Shares allotted to each Holder participating in the Over-Subscription Right shall be the product (rounded to the nearest whole number so that the Subscription Price multiplied by the aggregate number of Offered Shares does not exceed the Aggregate Offering Amount) obtained by multiplying the number of Offered Shares such Holder subscribed for under the Over-Subscription Right by a fraction the numerator of which is the number of Remaining Offered Shares and the denominator of which is the total number of Offered Shares sought to be subscribed for under the Over-Subscription Right by all Holders participating in such Over-Subscription Right. If the number of Remaining Offered Shares allocated after the exercise of the Over-Subscription Right is less than all of the shares of Common Stock a Holder subscribed for under the Over-Subscription Right, then any excess payment for shares of Common Stock not issued to the Holder will be returned to such Holder by mail, without interest or deduction, within 10 business days after the Expiration Time of the Rights Offering.

(e)    If the exercise of Rights would create any fractional shares of our Common Stock, the Company will not issue such fractional shares of Common Stock or cash in lieu of fractional shares of Common Stock. Any fractional shares of Common Stock that would be created by such an exercise of Rights will be rounded to the nearest whole share, with such adjustments as necessary to ensure that all of the Offered Shares are issued and the Company receives the Aggregate Offering Amount.

2.    Backstop Commitment; Fees and Expenses.

(a)    Subject to the consummation of the Rights Offering and the terms and conditions of this Agreement, (i) each of Elliott Associates and Elliott International agrees to exercise, and to cause their controlled affiliates to exercise, their respective Basic Subscription Rights in full (such shares, the “Investor Offered Shares”) and (ii) to the extent the Rights Offering is not fully subscribed, Elliott Associates and Elliott International agree, severally and not jointly, to purchase from the Company in accordance with the percentages set forth on Schedule 1 (the “Pro-Rata Percentage”), at a price per share equal to the Subscription Price, a number of shares of Common Stock equal to (x) the Offered Shares minus (y) the number of shares of Common Stock subscribed for and purchased pursuant to the Rights Offering (the “Backstop Commitment”). As soon as reasonably practicable after the Expiration Time of the Rights Offering (if possible, within two (2) business days after the Expiration Time), the Company shall issue to Elliott a notice (the “Subscription Notice”) setting forth the number of shares of Common Stock subscribed for in the Rights Offering and, based on the foregoing, the number of shares of Common Stock to be acquired by each of Elliott Associates and Elliott International pursuant to the Backstop Commitment (the “Backstop Acquired Shares”) and the purchase price to be paid by each of Elliott Associates and Elliott International in exchange for the Backstop Acquired Shares (collectively, the “Purchase Price”).

(b)    On the terms and subject to the conditions set forth in this Agreement, the closing of the Backstop Commitment and the Rights Offering (the “Closing”) shall occur concurrently on the third (3rd) business day following the later of (i) the issuance by the Company of the Subscription Notice and (ii) the date that all of the conditions to the Closing set forth in Section 11 of this Agreement have been satisfied or, to the extent permitted by applicable law, waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), at 10:00 a.m. (Eastern Time) at the offices of Greenberg Traurig, LLP, 2375 East Camelback Road, Suite 700, Phoenix, Arizona 85016, or such other place, time, and date as shall be agreed between the Company and Elliott (the date on which the Closing occurs, the “Closing Date”).

(c)    At the Closing (i) each of Elliott Associates and Elliott International shall deliver to the Company its Pro-Rata Percentage of the Purchase Price, as set forth in the Subscription Notice by wire transfer in immediately available funds to the account designated by the Company in writing at least two (2) business days prior to the Closing Date, and (ii) the Company shall deliver to Elliott the Backstop Acquired Shares in book-entry form, free and clear of all liens, other than liens arising by reason of the transactions contemplated by this Agreement under applicable federal or state laws, to the account of Elliott designated by Elliott in writing.

(d)    The Company shall pay all of its own fees and expenses associated with the Rights Offering, including, without limitation, filing and printing fees, fees and expenses of any rights and information agents, its legal counsel and financial advisor and accounting fees and expenses, fees and expenses of the dealer manager, including the fees and disbursement of counsel to the dealer manager, as specified in the dealer manager agreement between the Company and the dealer manager, costs associated with clearing the Offered Shares for sale under applicable state securities laws, and listing fees (the “Company Transaction Expenses”).

(e)    On the Closing Date or as provided in Section 14, the Company shall promptly reimburse or pay, as the case may be, all documented out-of-pocket costs and expenses incurred by Elliott in connection with the Rights Offering, the Backstop Commitment and the transaction contemplated thereby, including fees for legal counsel to Elliott (collectively with the amounts referred in the next sentence, the “Elliott Transaction Expenses”). For the avoidance of doubt, the filing fee, if any, required to be paid in connection with any filings required to be made in connection with the transactions contemplated by this Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or any other competition laws or regulations shall be paid by the Company when due in connection with such filings.

(f)    No fees will be paid by the Company to Elliott for providing the Backstop Commitment.

3.    Use of Proceeds. The Company shall use the aggregate net proceeds (the “Net Proceeds”) received from the Rights Offering and the Backstop Commitment, after deducting the Company Transaction Expenses, to pay in cash all accrued and unpaid dividends on the outstanding shares of Preferred Stock (as defined below), to redeem, immediately following the Closing Date, all of the outstanding shares of Preferred Stock, at liquidation value, together with all redemption premiums, other than redemption premiums on the accrued and unpaid dividends, and to pay all of the Elliott Transaction Expenses; provided, however, that Elliott agrees that in the event that the Closing Date occurs on or prior to January 31, 2019, the Company shall not be required to pay any dividends accrued after November 30, 2018 through the date of redemption. The Company shall use any remaining Net Proceeds for general corporate purposes. The dollar amount paid to satisfy the foregoing use of Net Proceeds shall be as provided for in the Registration Statement.

4.    Representations and Warranties of the Company. The Company represents and warrants to, and agrees with Elliott, as set forth below. Except for representations, warranties, and agreements that are expressly limited as to their date, each representation, warranty, and agreement is made as of the date hereof and as of the Closing Date:

(a)    Organization and Qualification. The Company and each of its Subsidiaries (as defined below) is duly organized and is validly existing and in good standing (or the equivalent thereof, where such concept is recognized) under the laws of its respective jurisdiction of organization, with the requisite power and authority to own, operate and lease its properties and assets as and where currently owned, operated and leased and to conduct its business as currently conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation or organization for the transaction of business and is in good standing (or the equivalent thereof, where such concept is recognized) under the laws of each other jurisdiction in which the nature of its properties, assets or business requires such qualification, except to the extent that the failure to be so qualified or be in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. For the purpose of this Agreement, “Material Adverse Effect” means any event, fact, change, condition, omission, development or effect (each an “Effect” and collectively, the “Effects”) that, individually or in the aggregate, (i) has had or would reasonably be expected to have a material and adverse effect on the business, condition (financial or otherwise), or results of operations of the Company or its Subsidiaries, taken as a whole, or (ii) prevents, materially delays or materially impedes the Company, subject to the approvals and other authorizations set forth in Section 4(g), from performing its obligations hereunder or consummating the transactions contemplated by this Agreement; provided, however, that any Effect caused by or resulting from the following shall not constitute, or be taken into account in determining whether there has been, or will be, a Material Adverse Effect on or with respect to the Company: (I) general changes or developments in the industry in which the Company and its Subsidiaries operate, (II) political instability, acts of terrorism or war, (III) any change affecting the United States economy generally or the economy of any region in which the Company or any of its Subsidiaries conducts business that is material to the business of the Company and its Subsidiaries, (IV) any change in the price or trading volume of the Company’s outstanding securities (it being understood that the facts or occurrences giving rise to or contributing to such change in stock price or trading volume may be deemed to constitute, or be taken into account in determining whether there has been, or will be, a Material Adverse Effect), (V) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, or revenue or earnings predictions for any period ending on or after the date of this Agreement (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been, or will be, a Material Adverse Effect), (VI) the announcement of the execution of this Agreement or the performance of this Agreement and the transactions contemplated hereby, including compliance with the covenants set forth herein, or (VII) any change in any applicable law, rule, or regulation or U.S. generally accepted accounting principles or interpretation thereof after the date hereof, unless and to the extent, in the case of clause (I), (II), (III), and (VII) above, such Effect has had or would reasonably be expected to have a disproportionate adverse effect on the business, condition (financial or otherwise), or results of operations of the Company and its Subsidiaries, taken as a whole, relative to other affected persons in the same industry. For the purposes of this Agreement, a “Subsidiary” of any person means, with respect to such person, any corporation, limited liability company, partnership, joint venture, or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, has the power to elect a majority of the board of directors or similar governing body, or has the power to direct the business and policies.

(b)    Corporate Power and Authority. The Company has the requisite corporate power and authority to enter into, execute, and deliver this Agreement and each other agreement, document, and instrument to which it will be a party or which it will execute and deliver in connection with the transactions contemplated by this Agreement (this Agreement and such other agreements, documents, and instruments collectively, the “Transaction Agreements”) and, subject to receipt of stockholder approval of the Rights Offering Proposals (as defined below), to perform its obligations hereunder and thereunder, including the issuance of the Rights, the issuance of the Offered Shares (including the Backstop Acquired Shares), and the payment of the Elliott Transaction Expenses. Subject to receipt of stockholder approval of the Rights Offering Proposals, the Company has taken all necessary corporate action required for the due authorization of the Transaction Agreements, including the issuance of the Rights and the Offered Shares (including the Backstop Acquired Shares). Based upon the unanimous recommendation of the Special Committee, the Board has determined, with the two directors designated by Elliott abstaining, to recommend that stockholders of the Company vote in favor of (i) an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of the Company’s Common Stock from 105,000,000 to 1,100,000,000 shares; (ii) the issuance and sale of the Offered Shares upon the exercise of the Rights at the Subscription Price to raise the Aggregate Offering Amount in the Rights Offering; (iii) the issuance and sale of the Backstop Acquired Shares to Elliott pursuant to the Backstop Commitment in accordance with this Agreement; (iv) an amendment to the Company’s Amended and Restated Certificate of Incorporation to permit the Company’s stockholders to take action by written consent; (v) an amendment to the Company’s Amended and Restated Certificate of Incorporation to permit the Company’s stockholders that hold a majority of the Company’s outstanding Common Stock to request that the Company call a special meeting; (vi) an amendment to the Company’s Amended and Restated Certificate of Incorporation to permit the Company’s stockholders holding a majority of the Company’s outstanding Common Stock to remove directors with or without cause; (vii) an amendment to the Company’s Amended and Restated Certificate of Incorporation to permit the Company’s stockholders holding a majority of the Company’s outstanding Common Stock to amend or repeal the Company’s Amended and Restated Certificate of Incorporation or any provision thereof; (viii) an amendment to the Company’s Amended and Restated Certificate of Incorporation to permit the Company’s stockholders holding a majority of the Company’s outstanding common stock to amend or repeal the Company’s Second Amended and Restated Bylaws or any provision thereof; (ix) an amendment to the Company’s Amended and Restated Certificate of Incorporation to designate the courts in the state of Delaware as the exclusive forum for all legal actions; (x) an amendment to the Company’s Amended and Restated Certificate of Incorporation to opt-out of Section 203 of the Delaware General Corporation Law; and (xi) an amendment to the Company’s Amended and Restated Certificate of Incorporation to renounce any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any business opportunity that is presented to Elliott or its directors, officers, shareholders, or employees ((i) through (xi) above, collectively, the “Rights Offering Proposals”).

(c)    Execution and Delivery; Enforceability. This Agreement is and each other Transaction Agreement will be, at or prior to the Closing Date, duly and validly executed and delivered by the Company, and each such Transaction Agreement constitutes, or, when executed and delivered, will constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws affecting the enforcement of creditors’ rights generally, and subject to principles of equity and public policy.

(d)    Authorized and Issued Capital Stock. The authorized capital stock of the Company consists of (i) 105,000,000 shares of Common Stock and (ii) 15,005,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”), of which 5,000 shares were designated Series A Redeemable Preferred Stock, 155,000 were designated Series B Cumulative Redeemable Preferred Stock, 55,000 shares were designated Series C Cumulative Redeemable Preferred Stock, 100 shares were designated Series D Cumulative Redeemable Preferred Stock, 90,000 were designated Series E Cumulative Redeemable Preferred Stock, 54,750 were designated Series E-1 Cumulative Redeemable Preferred Stock, and 240,500 were designated Series F Cumulative Redeemable Preferred Stock. As of November 8, 2018, (i) 38,515,600 shares of Common Stock were issued and outstanding; (ii) no shares of Common Stock were held in the treasury of the Company; (iii) 243,530 shares of Common Stock were reserved for future issuance pursuant to outstanding stock options and other rights to purchase shares of Common Stock and vesting of restricted stock units and restricted stock (each, an “Option” and, collectively, the “Options”) granted under any stock option or stock-based compensation plan of the Company or otherwise (the “Stock Plans”); and (iv) 283,328 shares of Preferred Stock were issued and outstanding, of which no Shares were designated Series A Redeemable Preferred Stock, 155,000 were designated Series B Cumulative Redeemable Preferred Stock, 55,000 were designated Series C Cumulative Redeemable Preferred Stock, 100 were designated Series D Cumulative Redeemable Preferred Stock, 37,500 were designated Series E Cumulative Redeemable Preferred Stock, and 35,728 were designated Series E-1 Cumulative Redeemable Preferred Stock. The issued and outstanding shares of Common Stock of the Company and each of its Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to and were not issued in violation of any preemptive or similar rights and were issued in compliance with all applicable laws. Except as set forth in this Section 4(d), as of the date of this Agreement, no shares of capital stock or other equity securities or voting interest in the Company are issued, reserved for issuance, or outstanding. Since the date of this Agreement, no shares of capital stock or other equity securities or voting interest in the Company have been issued or reserved for issuance or become outstanding, other than shares described in this Section 4(d) that have been issued upon the exercise of outstanding Options granted under the Stock Plans and other than the Offered Shares, including the Backstop Acquired Shares to be issued hereunder. Except as described in this Section 4(d), and other than the Second Amended and Restated Stockholders Agreement, dated as of March 14, 2007, by and among the Company and the stockholders named therein and the Stockholders’ Agreement, dated as of May 2, 2017, between the Company, Elliott Associates, L.P., and Brockdale Investments LP (as amended by Amendment No. 1 dated March 1, 2018), neither the Company nor any of its Subsidiaries is party to or otherwise bound by or subject to any outstanding option, warrant, call, subscription, or other right (including any preemptive right), agreement, or commitment that (w) obligates the Company or any of its Subsidiaries to issue, deliver, sell, or transfer, or repurchase, redeem, or otherwise acquire, or cause to be issued, delivered, sold, or transferred, or repurchased, redeemed, or otherwise acquired, any shares of the capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or any security convertible or exercisable for or exchangeable into any capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries, (x) obligates the Company or any of its Subsidiaries to issue, grant, extend, or enter into any such option, warrant, call, right, security, commitment, contract, arrangement, or undertaking, (y) restricts the transfer of any shares of capital stock of the Company (other than pursuant to restricted stock award agreements under the Stock Plans), or (z) relates to the voting of any shares of capital stock of the Company. All issued and outstanding shares of capital stock and equity interests (as applicable) of each Subsidiary are owned beneficially and of record by the Company or another Subsidiary, free and clear of any and all liabilities, obligations, liens, security interests, mortgages, pledges, charges, or similar encumbrances, other than as provided under the Credit Agreement, dated July 21, 2017, among the Company, BMO Harris Bank N.A., the lenders (as defined therein), and the other parties thereto, as amended on each of December 15, 2017, January 30, 2018, March 14, 2018, August 3, 2018, and September 19, 2018 (the “ABL Facility”).

(e)    Issuance. The Offered Shares to be issued and sold by the Company to Holders pursuant to the Rights Offering, when such Offered Shares are issued and delivered against payment therefor, will, upon receipt of approval of the Rights Offering Proposals, be duly authorized, validly issued and delivered, and fully paid and nonassessable, free and clear of all taxes, liens, preemptive rights, rights of first refusal, subscription, and similar rights. The Backstop Acquired Shares, if any, to be issued and sold by the Company to Elliott hereunder, when such Backstop Acquired Shares are issued and delivered against payment therefor by Elliott hereunder will, upon receipt of approval of the Company’s stockholders, be duly authorized, validly issued and delivered, and fully paid and nonassessable, free and clear of all taxes, liens, preemptive rights, rights of first refusal, subscription, and similar rights.

(f)    No Conflict. Other than as set forth on Schedule 4(f), the distribution of the Rights, the sale, issuance, and delivery of the Offered Shares upon exercise of the Rights, the issuance and delivery of the Backstop Acquired Shares in accordance with the terms hereof, the consummation of the Rights Offering by the Company, and the execution and delivery by the Company of the Transaction Agreements and performance of and compliance with all of the provisions hereof and thereof by the Company and the consummation of the transactions contemplated herein and therein, including, for the avoidance of doubt, any change of control of the Company that may result from such transactions (i) will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) will not result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or Second Amended and Restated Bylaws of the Company or any of the organizational or governance documents of its Subsidiaries, and (iii) will not result in any violation of, or any termination or impairment of any rights under, any statute or any license, authorization, injunction, judgment, order, decree, rule, or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, except in any such case described in subclauses (i) and (iii) for any conflict, breach, violation, default, acceleration, lien, termination, or impairment which does not involve any agreement or plan with or for the benefit of any employee of the Company or any of its Subsidiaries and which would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(g)    Consents and Approvals. No consent, approval, authorization, order, registration, or qualification of or with any third party or any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties is required for the distribution of the Rights, the sale, issuance, and delivery of the Offered Shares upon exercise of the Rights, the issuance and delivery of the Backstop Acquired Shares in accordance with the terms hereof, the consummation of the Rights Offering by the Company, and the execution and delivery by the Company of the Transaction Agreements and performance of and compliance by the Company with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein, except (i) the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the issuance of the Rights and the Offered Shares pursuant to the exercise of Rights, (ii) filings with respect to and the expiration or termination of the waiting period under the HSR Act, relating to the sale or issuance of Backstop Acquired Shares to Elliott, and (iii) such consents, approvals, authorizations, registrations, or qualifications (y) as may be required under state securities or Blue Sky laws in connection with the purchase of the Backstop Acquired Shares by Elliott, or the distribution of the Rights and the sale of the Offered Shares to Holders, or (z) pursuant to the rules of the New York Stock Exchange (“NYSE”), including the requisite approval of the Company’s stockholders of the issuance and sale of shares of Common Stock pursuant to the Backstop Commitment in accordance with this Agreement.

(h)    Arm’s Length. The Company acknowledges and agrees that Elliott is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the transactions contemplated hereby and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person or entity. Additionally, Elliott is not advising the Company or any other person or entity as to any legal, tax, investment, accounting, or regulatory matters in any jurisdiction. The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and Elliott shall have no responsibility or liability to the Company, its stockholders, and directors not affiliated with Elliott, or its officers, employees, advisors, or other representatives with respect thereto. Any review by Elliott of the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of Elliott and shall not be on behalf of the Company, its stockholders, and directors not affiliated with Elliott, or its officers, employees, advisors, or other representatives and shall not affect any of the representations or warranties contained herein or the remedies of Elliott with respect thereto.

(i)    Company SEC Documents. Except as set forth on Schedule 4(i), the Company has filed all required reports, proxy statements, forms, and other documents with the Securities and Exchange Commission (the “Commission”) since January 1, 2016 (collectively, the “Company SEC Documents”). Each of the Company SEC Documents, as of its respective date, complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and the rules and regulations of the Commission promulgated thereunder applicable to such Company SEC Documents and, except as set forth on Schedule 4(i), or to the extent that information contained in any Company SEC Document has been amended, revised or superseded by a later filed Company SEC Document filed and publicly available prior to the date of this Agreement, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j)    Financial Statements; No Undisclosed Liabilities.

(i)    Except as set forth on Schedule 4(j)(i), the Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that are reasonably designed to ensure that material information relating to the Company and its consolidated Subsidiaries is made known to the individuals responsible for the preparation of the Company’s filings with the Commission and (ii) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the Board’s audit committee (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. There is no transaction, arrangement or other relationship between the Company and/or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in the Company SEC Documents and is not so disclosed. The financial statements and related notes of the Company and its consolidated Subsidiaries included or incorporated by reference in the Company SEC Documents (the “Financial Statements”), and to be included or incorporated by reference in the Registration Statement and the Prospectus (as defined below) fairly present or will fairly present, as the case may be, in all material respects, the Company’s consolidated financial condition, results of operations, and cash flows for the dates or periods indicated thereon. Such financial statements have been or will be, as the case may be, prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied in all material respects on a consistent basis throughout the periods indicated.

(ii)    Except as set forth on Schedule 4(j)(ii) and except for (i) those liabilities that are reflected or reserved for in the Financial Statements, (ii) liabilities incurred since December 31, 2016 in the ordinary course of business consistent with past practice (it being agreed that a violation of law in any material respect or a material litigation or other adverse proceeding shall not be deemed ordinary course), (iii) liabilities incurred pursuant to the transactions contemplated by this Agreement, and (iv) (x) liabilities that would be required to be included on a balance sheet prepared in accordance with GAAP that would not, individually or in the aggregate, be materially adverse to the Company and/or any of its Subsidiaries, taken as a whole, and (y) other liabilities that would not, individually or in the aggregate, have a Material Adverse Effect, the Company does not have any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent, or otherwise).

(k)    Registration Statement and Prospectus. The Registration Statement and any post-effective amendment thereto, as of the Securities Act Effective Date (as defined below), and each Issuer Free Writing Prospectus (as defined below), at the time of use thereof, will comply in all material respects with the Securities Act and the rules and regulations promulgated thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the applicable date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the time of its distribution and at the Expiration Time, the Investment Decision Package (as defined below) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Preliminary Prospectus (as defined below), at the time of filing thereof, will comply in all material respects with the Securities Act and the rules and regulations promulgated thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Proxy Statement (as defined below), at the time of filing thereof, will comply in all material respects with the Exchange Act and the rules and regulations promulgated thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation and warranty with respect to any statements or omissions made in reliance on and in conformity with information relating to Elliott furnished to the Company in writing by Elliott expressly for use in the Registration Statement, the Prospectus, and the Proxy Statement and any amendment or supplement thereto.

For the purposes of this Agreement, (i) the term “Registration Statement” means the Registration Statement on Form S-1 (No. 333-227428) filed with the Commission relating to the Rights Offering, including all exhibits thereto, as amended as of the Securities Act Effective Date, and any post-effective amendment thereto that becomes effective; (ii) the term “Prospectus” means the final prospectus contained in the Registration Statement at the Securities Act Effective Date (including information, if any, omitted pursuant to Rule 430A and subsequently provided pursuant to Rule 424(b) under the Securities Act), and any amended form of such prospectus provided under Rule 424(b) under the Securities Act or contained in a post-effective amendment to the Registration Statement; (iii) the term “Investment Decision Package” means the Prospectus, together with any Issuer Free Writing Prospectus used by the Company to offer the Offered Shares to Holders pursuant to the Rights Offering, (iv) the term “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 of the rules promulgated under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the Rights Offering, (v) the term “Preliminary Prospectus” means each prospectus included in the Registration Statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act, and the prospectus included in the Registration Statement, at the time of effectiveness that omits information permitted to be excluded under Rule 430A under the Securities Act; (vi) the term “Securities Act Effective Date” means the date and time as of which the Registration Statement, or the most recent post-effective amendment thereto, was declared effective by the Commission; and (vii) the term “Proxy Statement” means the proxy statement, and all amendments or supplements thereto, if any, soliciting the approval of, among other proposals, the Company’s stockholders of the Rights Offering Proposals.

(l)    Absence of Certain Changes. Since September 30, 2018, other than as disclosed in the Company SEC Documents filed before the date hereof, and except for actions required to be taken pursuant to the Transaction Agreements, (i) there has not been any change in the capital stock of the Company or its Subsidiaries from that set forth in Section 4(d) or any material change in long-term debt of the Company or any of its Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid, or made by the Company on any class of capital stock; and (ii) the Company has been operated in the ordinary course of business, consistent with past practice, and no Effect has occurred that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(m)    Compliance with Laws. The Company and each of its Subsidiaries conduct their businesses in compliance with all applicable laws and applicable stock exchange requirements, except for any noncompliance that would not reasonably be expected, individually or in the aggregate to have a Material Adverse Effect.

(n)    Litigation. Except as set forth on Schedule 4(n), there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, except actions, suits or proceedings which would not reasonably be expected to be, individually or in the aggregate, material to the Company. Neither the Company nor any of its Subsidiaries is in violation of any order, statute, rule or regulation of any governmental agency, except as would not reasonably be expected individually or in the aggregate, to have a Material Adverse Effect.

(o)    No Broker’s Fees. Except for a dealer manager agreement and engagement letter, each entered into between the Company and Barclays Capital Inc., neither the Company nor any of its Subsidiaries is a party to any contract, agreement, or understanding with any person that would give rise to a valid claim against the Company for a financial advisory fee, brokerage commission, finder’s fee, or like payment in connection with the Rights Offering, including the issuance of the Offered Shares upon exercise of Rights or the issuance and sale of the Backstop Acquired Shares in accordance with the terms hereof.

(p)    No Reliance. The Company acknowledges that it is not relying upon any representation or warranty made by Elliott not expressly set forth in this Agreement.

5.    Representations and Warranties of Elliott Associates. Elliott Associates represents and warrants and agrees with the Company as set forth below. Each such representation, warranty, and agreement is made as of the date hereof and as of the Closing Date.

(a)    Formation. Elliott Associates has been duly formed and is validly existing as a corporation in good standing under the laws of Delaware.

(b)    Power and Authority. Elliott Associates has the requisite corporate power and authority to enter into, execute, and deliver this Agreement and the other Transaction Agreements and to perform its obligations hereunder and thereunder and has taken all necessary corporate action required for the due authorization of the Transaction Agreements.

(c)    Execution and Delivery. This Agreement is and each other Transaction Agreement will be, at or prior to the Closing Date, duly and validly executed and delivered by Elliott Associates and constitutes, or, when executed and delivered, will constitute, a valid and binding obligation of Elliott Associates, enforceable against Elliott Associates in accordance with its terms, except as may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws affecting the enforcement of creditors’ rights generally, and subject to principles of equity and public policy.

(d)    No Registration. Elliott Associates understands that the Backstop Acquired Shares and the Investor Offered Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Elliott Associates’ representations as expressed herein or otherwise made pursuant hereto.

(e)    Investment Intent. Elliott Associates is acquiring the Backstop Acquired Shares and the Investor Offered Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities laws, and Elliott Associates has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable securities laws.

(f)    Securities Laws Compliance. The Backstop Acquired Shares and Investor Offered Shares will not be offered for sale, sold, or otherwise transferred by Elliott Associates except pursuant to a registration statement or in a transaction exempt from, or not subject to, registration under the Securities Act and any applicable state securities laws.

(g)    Sophistication. Without derogating from or limiting the representations and warranties of the Company in this Agreement, Elliott Associates has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Backstop Acquired Shares and the Investor Offered Shares being acquired hereunder. Elliott Associates understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding the Backstop Acquired Shares and the Investor Offered Shares for an indefinite period of time). Without derogating from or limiting the representations and warranties of the Company, Elliott Associates acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested to verify the information contained herein.

(h)    Legended Securities. Elliott Associates understands and acknowledges that, upon the original issuance thereof and until such time as the same is no longer required under any applicable requirements of the Securities Act or applicable state securities laws, the Company and its transfer agent shall make such notation in the stock book and transfer records of the Company as may be necessary to record that the Backstop Acquired Shares and the Investor Offered Shares have not been registered under the Securities Act and that the Backstop Acquired Shares and Investor Offered Shares may not be resold without registration under the Securities Act or pursuant to an exemption from the registration requirements thereof.

(i)    No Conflict. Assuming the accuracy of the representations and warranties of the Company hereunder, the purchase of the Backstop Acquired Shares by Elliott Associates, the purchase of the Investor Offered Shares by Elliott Associates, the execution and delivery by Elliott Associates of each of the Transaction Agreements to which it is a party and the performance of and compliance with all of the provisions hereof and thereof by Elliott Associates, and the consummation of the transactions contemplated herein and therein (i) will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which Elliott Associates is a party or by which Elliott Associates is bound or to which any of the property or assets of Elliott Associates or any of its Subsidiaries is subject, (ii) will not result in any violation of the provisions of the certificate of incorporation, bylaws, or similar governance documents of Elliott Associates, and (iii) will not result in any material violation of, or any termination or material impairment of any rights under, any statute or any license, authorization, injunction, judgment, order, decree, rule, or regulation of any court or governmental agency or body having jurisdiction over Elliott Associates or any of its properties, except in any such case described in subclauses (i) and (iii) for any conflict, breach, violation, default, acceleration, or lien which would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay, or materially and adversely affect Elliott Associates’ performance of its obligations under this Agreement.

(j)    Consents and Approvals. Assuming the accuracy of the representations and warranties of the Company hereunder, no consent, approval, authorization, order, registration, or qualification of or with any court or governmental agency or body having jurisdiction over Elliott Associates or any of its properties is required to be obtained or made by Elliott Associates for the purchase of the Backstop Acquired Shares and the purchase of the Investor Offered Shares in accordance with the terms hereof and the execution and delivery by Elliott Associates of this Agreement or the other Transaction Agreements to which it is a party and performance of and compliance by Elliott Associates with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein, except filings with respect to and the expiration or termination of the waiting period under the HSR Act relating to the purchase of Backstop Acquired Shares and the purchase of the Investor Offered Shares and except for any consent, approval, authorization, order, registration, or qualification which, if not made or obtained, would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay, or materially and adversely affect Elliott Associates’ performance of its obligations under this Agreement.

(k)    Arm’s Length. Elliott Associates acknowledges and agrees that the Company is acting solely in the capacity of an arm’s length contractual counterparty to Elliott Associates with respect to the transactions contemplated hereby. Additionally, without derogating from or limiting the representations and warranties of the Company, Elliott Associates is not relying on the Company for any legal, tax, investment, accounting, or regulatory advice, except as specifically set forth in this Agreement. Without derogating from or limiting the representations and warranties of the Company, Elliott Associates has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby.

(l)    Information Furnished. Information relating to Elliott Associates furnished to the Company in writing by Elliott Associates expressly for use in the SEC Transaction Documents (as defined below) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(m)    No Reliance. Elliott Associates acknowledges that it is not relying upon any representation or warranty made by the Company not expressly set forth in this Agreement.

6.    Representations and Warranties of Elliott International. Elliott International represents and warrants and agrees with the Company as set forth below. Each such representation, warranty, and agreement is made as of the date hereof and as of the Closing Date.

(a)    Formation. Elliott International has been duly formed and is validly existing as a corporation in good standing under the laws of the Cayman Islands, British West Indies.

(b)    Power and Authority. Elliott International has the requisite corporate power and authority to enter into, execute, and deliver this Agreement and the other Transaction Agreements and to perform its obligations hereunder and thereunder and has taken all necessary corporate action required for the due authorization of the Transaction Agreements.

(c)    Execution and Delivery. This Agreement is and each other Transaction Agreement will be, at or prior to the Closing Date, duly and validly executed and delivered by Elliott International and constitutes, or, when executed and delivered, will constitute, a valid and binding obligation of Elliott International, enforceable against Elliott International in accordance with its terms, except as may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws affecting the enforcement of creditors’ rights generally, and subject to principles of equity and public policy.

(d)    No Registration. Elliott International understands that the Backstop Acquired Shares and the Investor Offered Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Elliott International’ representations as expressed herein or otherwise made pursuant hereto.

(e)    Investment Intent. Elliott International is acquiring the Backstop Acquired Shares and the Investor Offered Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities laws, and Elliott International has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable securities laws.

(f)    Securities Laws Compliance. The Backstop Acquired Shares and Investor Offered Shares will not be offered for sale, sold, or otherwise transferred by Elliott International except pursuant to a registration statement or in a transaction exempt from, or not subject to, registration under the Securities Act and any applicable state securities laws.

(g)    Sophistication. Without derogating from or limiting the representations and warranties of the Company in this Agreement, Elliott International has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Backstop Acquired Shares and the Investor Offered Shares being acquired hereunder. Elliott International understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding the Backstop Acquired Shares and the Investor Offered Shares for an indefinite period of time). Without derogating from or limiting the representations and warranties of the Company, Elliott International acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested to verify the information contained herein.

(h)    Legended Securities. Elliott International understands and acknowledges that, upon the original issuance thereof and until such time as the same is no longer required under any applicable requirements of the Securities Act or applicable state securities laws, the Company and its transfer agent shall make such notation in the stock book and transfer records of the Company as may be necessary to record that the Backstop Acquired Shares and the Investor Offered Shares have not been registered under the Securities Act and that the Backstop Acquired Shares and Investor Offered Shares may not be resold without registration under the Securities Act or pursuant to an exemption from the registration requirements thereof.

(i)    No Conflict. Assuming the accuracy of the representations and warranties of the Company hereunder, the purchase of the Backstop Acquired Shares by Elliott International, the purchase of the Investor Offered Shares by Elliott International, the execution and delivery by Elliott International of each of the Transaction Agreements to which it is a party and the performance of and compliance with all of the provisions hereof and thereof by Elliott International, and the consummation of the transactions contemplated herein and therein (i) will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which Elliott International is a party or by which Elliott International is bound or to which any of the property or assets of Elliott International or any of its Subsidiaries is subject, (ii) will not result in any violation of the provisions of the certificate of incorporation, bylaws, or similar governance documents of Elliott International, and (iii) will not result in any material violation of, or any termination or material impairment of any rights under, any statute or any license, authorization, injunction, judgment, order, decree, rule, or regulation of any court or governmental agency or body having jurisdiction over Elliott International or any of its properties, except in any such case described in subclauses (i) and (iii) for any conflict, breach, violation, default, acceleration, or lien which would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay, or materially and adversely affect Elliott International’ performance of its obligations under this Agreement.

(j)    Consents and Approvals. Assuming the accuracy of the representations and warranties of the Company hereunder, no consent, approval, authorization, order, registration, or qualification of or with any court or governmental agency or body having jurisdiction over Elliott International or any of its properties is required to be obtained or made by Elliott International for the purchase of the Backstop Acquired Shares and the purchase of the Investor Offered Shares in accordance with the terms hereof and the execution and delivery by Elliott International of this Agreement or the other Transaction Agreements to which it is a party and performance of and compliance by Elliott International with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein, except filings with respect to and the expiration or termination of the waiting period under the HSR Act relating to the purchase of Backstop Acquired Shares and the purchase of the Investor Offered Shares and except for any consent, approval, authorization, order, registration, or qualification which, if not made or obtained, would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay, or materially and adversely affect Elliott International’ performance of its obligations under this Agreement.

(k)    Arm’s Length. Elliott International acknowledges and agrees that the Company is acting solely in the capacity of an arm’s length contractual counterparty to Elliott International with respect to the transactions contemplated hereby. Additionally, without derogating from or limiting the representations and warranties of the Company, Elliott International is not relying on the Company for any legal, tax, investment, accounting, or regulatory advice, except as specifically set forth in this Agreement. Without derogating from or limiting the representations and warranties of the Company, Elliott International has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby.

(l)    Information Furnished. Information relating to Elliott International furnished to the Company in writing by Elliott International expressly for use in the SEC Transaction Documents (as defined below) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(m)    No Reliance. Elliott International acknowledges that it is not relying upon any representation or warranty made by the Company not expressly set forth in this Agreement.

7.    Additional Covenants of the Company. Without derogating from the obligations of the Company set forth elsewhere in this Agreement, the Company agrees with Elliott as set forth below.

(a)    Registration Statement and Proxy Statement.

(i)    The Proxy Statement and the Registration Statement (the “SEC Transaction Documents”) filed with the Commission shall be consistent in all material respects with the last forms of such documents provided to Elliott and its counsel to review prior to the filing thereof. The Company shall: (x) provide Elliott with a reasonable opportunity to review any SEC Transaction Document that is amended after the date hereof prior to its filing with the Commission and shall duly consider in good faith any comments of Elliott and its counsel; (y) advise Elliott promptly of the time when each of the SEC Transaction Documents has been filed and when the Registration Statement has become effective or any Prospectus or Prospectus supplement has been filed and shall furnish Elliott with copies thereof; and (z) advise Elliott promptly after it receives notice of any comments or inquiries by the Commission (and furnish Elliott with copies of any correspondence related thereto), of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any SEC Transaction Document, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for amending or supplementing any SEC Transaction Document or for additional information, and in each such case, provide Elliott with a reasonable opportunity to review any such comments, inquiries, request, or other communication from the Commission and to review any responses thereto and any amendment or supplement to any SEC Transaction Document before any filing with the Commission, and to duly consider in good faith any comments of Elliott and its counsel and in the event of the issuance of any stop order or of any order preventing or suspending the use of any SEC Transaction Document or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal.

(ii)    The Company shall use its reasonable best efforts to have the Proxy Statement and the Registration Statement cleared or declared effective, as the case may be, by the Commission as promptly as practicable after they are filed with the Commission. The Company shall take all action as may be necessary or advisable so that the Rights Offering and the issuance and sale of the Backstop Acquired Shares and the Investor Offered Shares and the other transactions contemplated by this Agreement may be effected in accordance with the applicable provisions of the Securities Act and the Exchange Act and any state or foreign securities or Blue Sky laws.

(iii)    The Company shall cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable after the Proxy Statement is cleared by the Commission. Subject to applicable law, the Board shall set the Record Date, and the Company shall take all action necessary, in accordance with and subject to the General Corporation Law of the State of Delaware and the Company’s Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws, to duly call, give notice of, and convene and hold, as promptly as practicable, an annual meeting of its stockholders to consider and vote upon, among other proposals, the Rights Offering Proposals, to the extent required by applicable law or regulations or the rules of the NYSE. The Company shall use its reasonable best efforts to obtain the requisite stockholder approval of the Rights Offering Proposals.

(iv)    If at any time prior to the Expiration Time, any event occurs as a result of which the Investment Decision Package, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Investment Decision Package to comply with applicable law, the Company will promptly notify Elliott of any such event and prepare an amendment or supplement to the Investment Decision Package that will correct such statement or omission or effect such compliance.

(b)    Listing. The Company shall use its commercially reasonable efforts to list and maintain the listing of the Common Stock, including the Offered Shares, on the NYSE and to list and maintain the listing of the Rights on the NYSE so long as the Company’ Common Stock is listed and trading on the NYSE; provided, however, that the Company shall have no obligation to list and maintain the listing of the Common Stock, including the Offered Shares, on the NYSE and shall have no obligation to list and maintain the listing of the Rights on the NYSE in the event the Company’s Common Stock ceases to be listed and traded on the NYSE on or prior to the Closing Date.

(c)    Rule 158. The Company will generally make available to the Company’s security holders as soon as practicable an earnings statement of the Company covering a twelve-month period beginning after the date of this Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act.

(d)    Ordinary Course of Business; Actions Regarding Conditions. During the period from the date of this Agreement to the Closing Date, the Company shall conduct its business, and shall cause its Subsidiaries to conduct their business, in the ordinary course and consistent with the Company’s and its Subsidiaries’ past practice; and the Company for itself and on behalf of its Subsidiaries agrees to use its commercially reasonable efforts to preserve substantially intact their business organizations and goodwill, to keep available the services of those of their present officers, employees, and consultants who are integral to the operation of their businesses as presently conducted, and to preserve their present relationships with significant customers and suppliers and with other persons with whom they have significant business relations; and, except as contemplated by the Rights Offering, this Agreement, or the other Transaction Agreements or as required by applicable law, the Company shall not take any action or omit to take any action that would reasonably be expected to result in the Company’s failure to satisfy the conditions to the Agreement set forth in Section 11.

(e)    Reasonable Best Efforts. The Company shall use its reasonable best efforts (and shall cause its Subsidiaries to use their respective reasonable best efforts) to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper, or advisable on its or their part under this Agreement and applicable laws to cooperate with Elliott and to consummate and make effective the transactions contemplated by this Agreement, including:

(i)    defending any lawsuits or other actions or proceedings, whether judicial or administrative, challenging this Agreement or any other agreement contemplated by this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed; and

(ii)    executing, delivering, and filing, as applicable, any additional ancillary instruments, documents, or agreements necessary to consummate the transactions contemplated by this Agreement and the other Transaction Agreements and to fully carry out the purposes of this Agreement and the transactions contemplated hereby and thereby, including, without limitation, an amended and restated Registration Rights Agreement (the “A&R Registration Rights Agreement”), in the form attached hereto as Exhibit A and a Stockholders’ Agreement (the “Stockholders’ Agreement”) in the form attached hereto as Exhibit B.

8.    Additional Covenants of Elliott Associates. Elliott Associates agrees with the Company:

(a)    Information. To provide the Company with such information as the Company reasonably requests regarding Elliott Associates expressly for inclusion in the SEC Transaction Documents and that is required under applicable law.

(b)    Cooperation. Subject to Section 2(e), Elliott Associates shall use its commercially reasonable efforts to cooperate with the Company and to consummate and make effective the transactions contemplated by this Agreement in accordance with its terms, including executing, delivering, and filing, as applicable, any additional ancillary instruments or agreements necessary to consummate the transactions contemplated by this Agreement in accordance with its terms and to fully carry out the purposes of this Agreement and the transactions contemplated hereby, including:

(i)    causing the shares of Common Stock beneficially owned by Elliott and its controlled affiliates to be voted in favor of the Rights Offering Proposals pursuant to the terms hereof at the annual meeting of stockholders to be held prior to consummation of the Rights Offering;

(ii)    defending any lawsuits or other actions or proceedings to which Elliott Associates has been named a party, whether judicial or administrative, challenging this Agreement or any other agreement contemplated by this Agreement or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed;

(iii)    not exercising any Over-Subscription Right granted to Elliott Associates pursuant to the Rights Offering; and

(iv)    executing, delivering, and filing, as applicable, any additional ancillary instruments, documents, or agreements necessary to consummate the transactions contemplated by this Agreement and the other Transaction Agreements in accordance with their terms and to fully carry out the purposes of this Agreement and the transactions contemplated hereby and thereby, including, without limitation, the A&R Registration Rights Agreement and the Stockholders’ Agreement.

(c)    No Transfer of Rights. During the Subscription Period, Elliott Associates will not, without the prior written consent of the Special Committee, sell, assign, transfer, convey, hypothecate, pledge, encumber, grant a security interest in, or otherwise dispose of (whether by operation of law or otherwise), in whole or in part, or directly or indirectly enter into, or cause to become subject to, any option, warrant, purchase right, or other contract or commitment that could require Elliott Associates to sell, assign, transfer, convey, hypothecate, pledge, encumber, grant a security interest in, or otherwise dispose of (whether by operation of law or otherwise), in whole or in part (“Transfer”), any Rights distributed, directly or indirectly, to Elliott Associates by the Company pursuant to the Rights Offering; provided however, that Elliott Associates may Transfer all or any portion of its Rights to one or more of its affiliates, which shall agree in writing to take such Rights subject to, and to comply with, the terms of this Agreement.

(d)    No Transfer of Common Stock. Until the earlier to occur of the Closing Date or the termination of this Agreement pursuant to Section 14, Elliott Associates will not, without the prior written consent of the Special Committee, Transfer any shares of Common Stock held, directly or indirectly, by Elliott Associates; provided, however, that Elliott Associates may Transfer all or any portion of its shares of Common Stock to one or more of its affiliates, which shall agree in writing to take such securities subject to, and to comply with, the terms of this Agreement.

(e)    No Stabilization. Elliott Associates will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock in violation of applicable law.

9.    Additional Covenants of Elliott International. Elliott International agrees with the Company:

(a)    Information. To provide the Company with such information as the Company reasonably requests regarding Elliott International expressly for inclusion in the SEC Transaction Documents and that is required under applicable law.

(b)    Cooperation. Subject to Section 2(e), Elliott International shall use its commercially reasonable efforts to cooperate with the Company and to consummate and make effective the transactions contemplated by this Agreement in accordance with its terms, including executing, delivering, and filing, as applicable, any additional ancillary instruments or agreements necessary to consummate the transactions contemplated by this Agreement in accordance with its terms and to fully carry out the purposes of this Agreement and the transactions contemplated hereby, including:

(i)    causing the shares of Common Stock beneficially owned by Elliott and its controlled affiliates to be voted in favor of the Rights Offering Proposals pursuant to the terms hereof at the annual meeting of stockholders to be held prior to consummation of the Rights Offering;

(ii)    defending any lawsuits or other actions or proceedings to which Elliott International has been named a party, whether judicial or administrative, challenging this Agreement or any other agreement contemplated by this Agreement or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed;

(iii)    not exercising any Over-Subscription Right granted to Elliott International pursuant to the Rights Offering; and

(iv)    executing, delivering, and filing, as applicable, any additional ancillary instruments, documents, or agreements necessary to consummate the transactions contemplated by this Agreement and the other Transaction Agreements in accordance with their terms and to fully carry out the purposes of this Agreement and the transactions contemplated hereby and thereby, including, without limitation, the A&R Registration Rights Agreement and the Stockholders’ Agreement.

(c)    No Transfer of Rights. During the Subscription Period, Elliott International will not, without the prior written consent of the Special Committee, sell, assign, transfer, convey, hypothecate, pledge, encumber, grant a security interest in, or otherwise dispose of (whether by operation of law or otherwise), in whole or in part, or directly or indirectly enter into, or cause to become subject to, any option, warrant, purchase right, or other contract or commitment that could require Elliott International to sell, assign, transfer, convey, hypothecate, pledge, encumber, grant a security interest in, or otherwise dispose of (whether by operation of law or otherwise), in whole or in part (“Transfer”), any Rights distributed, directly or indirectly, to Elliott International by the Company pursuant to the Rights Offering; provided, however, that Elliott International may Transfer all or any portion of its Rights to one or more of its affiliates, which shall agree in writing to take such Rights subject to, and to comply with, the terms of this Agreement.

(d)    No Transfer of Common Stock. Until the earlier to occur of the Closing Date or the termination of this Agreement pursuant to Section 14, Elliott International will not, without the prior written consent of the Special Committee, Transfer any shares of Common Stock held, directly or indirectly, by Elliott International; provided however, that Elliott International may Transfer all or any portion of its shares of Common Stock to one or more of its affiliates, which shall agree in writing to take such securities subject to, and to comply with, the terms of this Agreement.

(e)    No Stabilization. Elliott International will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock in violation of applicable law.

10.    Additional Joint Covenant of Company, Elliott Associates, and Elliott International. Each of the Company, Elliott Associates, and Elliott International agree to use its respective commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary under the HSR Act to consummate and make effective the transactions contemplated by this Agreement and the other Transaction Agreements, including, to the extent permitted by applicable law, furnishing all information required by applicable law in connection with approvals of or filings with any governmental authority, and filing, or causing to be filed, as promptly as practicable, any required notification and report forms under other applicable competition laws with the applicable governmental antitrust authority. Each party shall consult with each other party as to the appropriate time of filing such notifications and shall agree upon the timing of such filings. Subject to appropriate confidentiality safeguards, each party shall, to the extent permitted by applicable law,

(i) respond promptly to any request for additional information made by the antitrust agency; (ii) promptly notify counsel to each other party of, and if in writing, furnish counsel to each other party with copies of (or, in the case of material oral communications, advise the other party orally of) any communications from or with the antitrust agency in connection with any of the transactions contemplated by this Agreement; (iii) not participate in any meeting with the antitrust agency unless it consults with counsel to each other party in advance and, to the extent permitted by the agency, give each other party a reasonable opportunity to attend and participate thereat; (iv) furnish counsel to each other party with copies of all correspondence, filings, and communications between it and the antitrust agency with respect to any of the transactions contemplated by this Agreement; and (v) furnish counsel to each other party with such necessary information and reasonable assistance as may be reasonably necessary in connection with the preparation of necessary filings or submission of information to the antitrust agency. Each party shall use its commercially reasonable efforts to cause the waiting periods under the applicable competition laws to terminate or expire at the earliest possible date after the date of filing with any such antitrust agency.

Notwithstanding anything in this Agreement to the contrary, nothing shall require Elliott Associates, Elliott International, or their affiliates or the Company or its Subsidiaries to dispose of any of its or its respective Subsidiaries’ or its affiliates’ assets or to limit its freedom of action with respect to any of its or its respective Subsidiaries’ businesses, or to consent to any disposition of the Company’s or its Subsidiaries’ assets or limits on the Company’s or its Subsidiaries’ freedom of action with respect to the conduct of any of its or its Subsidiaries’ businesses, or to commit or agree to any of the foregoing, and nothing in this Agreement shall authorize the Company or any of the Company’s Subsidiaries to commit or agree to any of the foregoing, to obtain any consents, approvals, permits, or authorizations to remove any impediments to the transactions contemplated hereby or by any other Transaction Agreement relating to antitrust or competition laws or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any action relating to antitrust or competition laws.

11.    Conditions to the Obligations of the Parties.

(a)    Conditions to the Company’s and Elliott’s Obligations under this Agreement. The obligations of the Company and Elliott to consummate the transactions contemplated hereby with respect to the Investor Offered Shares and the Backstop Acquired Shares shall be subject to the satisfaction prior to the Closing Date of each of the following conditions (which may be waived in whole or in part by the Company or Elliott in their sole discretion):

(i)    Registration Statement Effectiveness. The Registration Statement shall have been declared effective by the Commission and shall continue to be effective and no stop order shall have been entered by the Commission with respect thereto.

(ii)    Rights Offering. The Rights Offering shall have been conducted in all material respects in accordance with this Agreement and shall have been consummated without the waiver of any condition thereto.

(iii)    Consents. All material governmental and third-party notifications, filings, consents, waivers, and approvals required for the consummation of the transactions contemplated by this Agreement, including the Rights Offering, shall have been made or received.

(iv)    Antitrust Approvals. All terminations or expirations of waiting periods imposed under any necessary filing under the HSR Act or any other competition laws or regulations shall have occurred.

(v)    No Legal Impediment to Issuance. No action shall have been taken, no statute, rule, regulation, or order shall have been enacted, adopted, or issued by any federal, state, or foreign governmental or regulatory authority, and no judgment, injunction, decree, or order of any federal, state, or foreign court shall have been issued that, in each case, prohibits the implementation of the Rights Offering, and the issuance and sale of Common Stock in the Rights Offering, or materially impairs the benefit of implementation thereof, and no action or proceeding by or before any federal, state, or foreign governmental or regulatory authority shall be pending or threatened wherein an adverse judgment, decree, or order would be reasonably likely to result in the prohibition of or material impairment of the benefits of the implementation of the Rights Offering and the issuance and sale of Common Stock in the Rights Offering.

(vi)    Stockholder Approval. Stockholder approval of the Rights Offering Proposals shall have been received in accordance with the Proxy Statement.

(vii)    NYSE. The Offered Shares shall have been approved for listing on the NYSE, subject to official notice of issuance; provided, however, that this condition shall not apply in the event the Company’s Common Stock ceases to be listed and traded on the NYSE on or prior to the Closing Date.

(viii)    No Restriction on Redemption of Preferred Stock. There shall be no restrictions on the Company’s ability to redeem all outstanding shares of the Company’s Preferred Stock in accordance with the terms of this Agreement.

(b)    Additional Conditions to the Company’s Obligations under this Agreement(c) . In addition to the conditions set forth in Section 11(a) above, the obligation of the Company to consummate the transactions contemplated hereby with respect to the Investor Offered Shares and the Backstop Acquired Shares shall be subject to the satisfaction prior to the Closing Date of each of the following conditions (which may not be waived, in whole or in part, without the prior written consent of Elliott):

(i)    Representations and Warranties. The representations and warranties of Elliott contained in this Agreement shall be true and correct (disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect on Elliott’s performance of its obligations or similar qualifications) as of the date hereof and as of the Closing Date with the same effect as if made on the Closing Date (except for the representations and warranties made as of a specified date, which shall be true and correct only as such specified date), except with respect to Elliott’s representations in all Sections other than Sections 5(b), 5(c), 6(b), and 6(c) where the failure to be so true and correct, individually or in the aggregate, has not prohibited, materially delayed, or materially and adversely affected, and would not reasonably be expected to prohibit, materially delay, or materially and adversely affect, Elliott’s performance of its obligations under this Agreement.

(ii)    Covenants. Elliott shall have performed and complied in all material respects with all of its covenants and agreements contained in this Agreement and in any other Transaction Agreement required to be performed or complied with on or prior to the Closing Date, including, without limitation, entering into the Registration Rights Agreement.

(c)    Additional Conditions to Elliott’s Obligations under this Agreement. In addition to the conditions set forth in Section 11(a) above, the obligation of Elliott to consummate the transactions contemplated hereby with respect to the Investor Offered Shares and the Backstop Acquired Shares shall be subject to the satisfaction prior to the Closing Date of each of the following conditions (which may be waived in whole or in part by Elliott in its sole discretion):

(i)    Intentionally Omitted.

(ii)    Lender Waivers. Each of BMO Harris Bank, N.A., JPMorgan Chase Bank N.A., and Wells Fargo Bank, N.A. shall have executed a waiver of the necessary provisions under the Company’s ABL Facility to (i) avoid the mandatory use of proceeds received in the Rights Offering to prepay the principal outstanding under such ABL Facility and (ii) waive any event of default that may be deemed to occur as a result of the consummation of the Rights Offering and the issuance of Common Stock pursuant to the Backstop Commitment.

(iii)    A&R Registration Rights Agreement. The Company shall have executed and delivered to Elliott the A&R Registration Rights Agreement.

(iv)    Stockholders’ Agreement. The Company shall have executed and delivered to Elliott the Stockholders’ Agreement.

(v)    Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), other than with respect to the representations in Sections 4(b), 4(c), 4(d), 4(e), 4(k) and 4(l)(ii), which shall be true and correct in all respects.

(vi)    Covenants. The Company shall have performed and complied in all material respects with all of its covenants and agreements contained in this Agreement and in any other Transaction Agreement required to be performed or complied with on or prior to the Closing Date.

(vii)    Corporate Governance Changes. The Company shall have taken all necessary and required corporate action (including having obtained the requisite stockholder approval of the Rights Offering Proposals) to adopt and shall have implemented the corporate governance changes set forth on Schedule 11(c)(vii).

(d)    Conditions to the Company’s Obligations to Consummate the Rights Offering. The obligation of the Company to consummate the Rights Offering shall be subject to the satisfaction prior to the closing of the Rights Offering of each of the following conditions (which may be waived in whole or in part by the Company with the consent of Elliott):

(i)    Rights Offering. The Rights Offering shall have been conducted in all material respects in accordance with this Agreement.

(ii)    Consents. All material governmental and third-party notifications, filings, consents, waivers, and approvals required for the consummation of the Rights Offering shall have been made or received in accordance with the Proxy Statement.

(iii)    No Legal Impediment to Issuance. No action shall have been taken, no statute, rule, regulation, or order shall have been enacted, adopted, or issued by any federal, state, or foreign governmental or regulatory authority, and no judgment, injunction, decree, or order of any federal, state, or foreign court shall have been issued that, in each case, prohibits the implementation of the Rights Offering and the issuance and sale of Common Stock in the Rights Offering or materially impairs the benefit of implementation thereof, and no action or proceeding by or before any federal, state, or foreign governmental or regulatory authority shall be pending or threatened wherein an adverse judgment, decree, or order would be reasonably likely to result in the prohibition of or material impairment of the benefits of the implementation of the Rights Offering and the issuance and sale of Common Stock in the Rights Offering.

(iv)    Registration Statement Effectiveness. The Registration Statement shall have been declared effective by the Commission and shall continue to be effective and no stop order shall have been entered by the Commission with respect thereto.

(v)    Stockholder Approval. Stockholder approval of the Rights Offering Proposals shall have been received in accordance with the Proxy Statement.

(vi)    Antitrust Approvals. All terminations or expirations of waiting periods imposed under any necessary filing under the HSR Act or any other competition laws or regulations shall have occurred.

(vii)    Lender Waivers. Each of BMO Harris Bank, N.A., JPMorgan Chase Bank N.A., and Wells Fargo Bank, N.A. shall have executed a waiver of the necessary provisions under the Company’s ABL Facility to (i) avoid the mandatory use of proceeds received in the Rights Offering to prepay the principal outstanding under such ABL Facility and (ii) waive any event of default that may be deemed to occur as a result of the consummation of the Rights Offering and the issuance of Common Stock pursuant to the Backstop Commitment.

(viii)    NYSE. The Offered Shares shall have been approved for listing on the NYSE, subject to official notice of issuance; provided however, that this condition shall not apply in the event the Company’s Common Stock ceases to be listed and traded on the NYSE on or prior to the Closing Date.

(ix)    Concurrent Closing Pursuant to This Agreement. The concurrent Closing of the purchase of the Backstop Acquired Shares pursuant to this Agreement.

12.    Indemnification and Contribution.

(a)    Whether or not this Agreement is terminated or the transactions contemplated hereby consummated, the Company (in such capacity, the “Indemnifying Party”) shall indemnify and hold harmless Elliott, its affiliates (other than the Company), and their respective officers, directors, members, partners, employees, agents, and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities, and reasonable expenses (“Losses”) to which any such Indemnified Person may become subject arising out of or in connection with any claim, challenge, litigation, investigation, or proceeding (“Proceedings”) instituted by a third party with respect to the Rights Offering, this Agreement, or the other Transaction Documents, the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, the Investment Decision Package, any amendment or supplement thereto, or the transactions contemplated by any of the foregoing and shall reimburse such Indemnified Persons for any reasonable legal or other reasonable out-of-pocket expenses incurred in connection with investigating, responding to, or defending any of the foregoing; provided that the foregoing indemnification will not apply to Losses to the extent that they directly resulted from (a) any breach by such Indemnified Person of this Agreement, or (b) statements or omissions in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto made in reliance upon or in conformity with information relating to such Indemnified Person furnished to the Company in writing by or on behalf of such Indemnified Person expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto. If for any reason the foregoing indemnification is unavailable to any Indemnified Person (except as set forth in the proviso to the immediately preceding section) or insufficient to hold it harmless, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and such Indemnified Person on the other hand but also the relative fault of the Indemnifying Party on the one hand and such Indemnified Person on the other hand as well as any relevant equitable considerations. The indemnity, reimbursement, and contribution obligations of the Indemnifying Party under this Section 12 shall be in addition to any liability that the Indemnifying Party may otherwise have to an Indemnified Person and shall bind and inure to the benefit of any successors, assigns, heirs, and personal representatives of the Indemnifying Party and any Indemnified Person.

(b)    Promptly after receipt by an Indemnified Person of notice of the commencement of any Proceedings with respect to which the Indemnified Person may be entitled to indemnification hereunder, such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party in writing of the commencement thereof; provided that (i) the omission so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been prejudiced by such failure and (ii) the omission so to notify the Indemnifying Party will not relieve it from any liability that it may have to an Indemnified Person otherwise than on account of this Section 12. In case any such Proceedings are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person; provided that if the defendants in any such Proceedings include both such Indemnified Person and the Indemnifying Party and such Indemnified Person shall have concluded that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel, which selection shall be subject to the reasonable approval of the Indemnifying Party, to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Proceedings, or (iii) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person.

(c)    The Indemnifying Party shall not be liable for any settlement of any Proceedings effected without its written consent (which consent shall not be unreasonably withheld, conditioned, or delayed). If any settlement of any Proceeding is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Proceedings, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment in accordance with, and subject to the limitations of, the provisions of this Section 12. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld, conditioned, or delayed), effect any settlement of any pending or threatened Proceedings in respect of which indemnity has been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Proceedings and (ii) such settlement does not include any statement as to or any admission of fault, culpability, or a failure to act by or on behalf of any Indemnified Person.

13.    Survival of Representations and Warranties. The representations and warranties made in this Agreement will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and the covenants shall survive in accordance with their specific terms.

14.    Termination.

(a)    This Agreement may be terminated by the Company and the transactions contemplated hereby may be abandoned by the Company at any time prior to the commencement of the Subscription Period if:

(i)    the Company receives a written offer for (A) a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination, or similar transaction involving the Company, or (B) any other direct or indirect acquisition involving fifty percent (50%) or more of the total voting power of the Company or all or substantially all of the consolidated total assets (including equity securities of its Subsidiaries) of the Company (each an “Alternative Transaction”); and

(ii)     after the receipt of a written offer for an Alternative Transaction, the Special Committee and the Board, other than the two directors designated by Elliott, determine in good faith, after receiving the advice of their financial advisors and outside legal counsel, and in the exercise of their fiduciary duties, that such Alternative Transaction is in the best interests of the Company and its stockholders.

(b)    This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

(i)    by mutual written agreement of the Company and Elliott;

(ii)    by either the Company or Elliott if the Closing Date shall not have occurred by January 31, 2019; provided, however, that the right to terminate this Agreement under this Section 14(b)(ii) shall not be available to any party whose failure to comply with any provision of this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or prior to such date;

(iii)    by the Company,

(A)    if there has been a breach of any covenant or a breach of any representation or warranty of Elliott, which breach would cause the failure of any condition precedent set forth in Section 11(b), provided that any such breach of a covenant or representation or warranty is not reasonably capable of cure on or prior to January 31, 2019; or

(B)    upon the occurrence of any event that results in a failure to satisfy any of the conditions set forth in Section 11(a), which failure is not reasonably capable of cure on or prior to January 31, 2019; provided that all determinations made for the Company prior to the Closing Date with respect to Section 14(b)(iii)(A) and this Section 14(b)(iii)(B) shall be made by the Special Committee;

(iv)    by Elliott,

(A)    if there has been a breach of any covenant or a breach of any representation or warranty of the Company, which breach would cause the failure of any condition precedent set forth in Section 11(c), provided that any such breach of a covenant or representation or warranty is not reasonably capable of cure on or prior to January 31, 2019; or

(B)    upon the occurrence of any event that results in a failure to satisfy any of the conditions set forth in Section 11(a), which failure is not reasonably capable of cure on or prior to January 31, 2019.

(c)    If this Agreement is terminated, other than pursuant to Section 14(b)(iii)(A), the Company shall pay to Elliott all of the Elliott Transaction Expenses and all other amounts certified by Elliott to be due and payable hereunder that have not been paid theretofore. Payment of the amounts due under this Section 14(c) will be made no later than the close of business on the third (3rd) business day following the date of such termination by wire transfer of immediately available funds in U.S. dollars to an account specified by Elliott to the Company.

(d)    Upon termination under this Section 14, all rights and obligations of the parties under this Agreement shall terminate without any liability of any party to any other party except that (i) nothing contained herein shall release any party hereto from liability for any willful breach of this Agreement and (ii) the covenants and agreements made by the parties herein in Sections 2(d) and 2(e) and Sections 12 through 20 will survive indefinitely in accordance with their terms.

15.    Notices. All notices and other communications in connection with this Agreement will be in writing and will be deemed given (and will be deemed to have been duly given upon receipt) if delivered personally, sent via electronic transmission, mailed by registered or certified mail (return receipt requested), or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

(a)	If to the Company:

Roadrunner Transportation Systems, Inc.

1431 Opus Place, Suite 530

Downers Grove, Illinois 60515

Attention: Curtis W. Stoelting

Electronic mail: cstoelting@rrts.com

with copies to:

Greenberg Traurig, LLP

2375 East Camelback Road, Suite 700

Phoenix, Arizona 85016

Attention: Brian H. Blaney, Esq.

Electronic mail: blaneyb@gtlaw.com

(b)	If to Elliott Associates:

c/o Elliott Management Corporation

40 West 57th Street

New York, New York 10019

Attention: Elliott Greenberg

Electronic mail: egreenberg@elliottmgmt.com

with copies to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention: Kevin M. Schmidt, Esq.

Electronic mail: kmschmidt@debevoise.com

(c)	If to Elliott International:

c/o Elliott Management Corporation

40 West 57th Street

New York, New York 10019

Attention: Elliott Greenberg

Electronic mail: egreenberg@elliottmgmt.com

with copies to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention: Kevin M. Schmidt, Esq.

Electronic mail: kmschmidt@debevoise.com

16.    Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement will be assigned by either of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties. Notwithstanding the previous sentence, this Agreement, and Elliott’s obligations hereunder, may be assigned, delegated, or transferred, in whole or in part, by Elliott to any affiliate of Elliott over which Elliott or any of its affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights; provided that any such assignee assumes the obligations of Elliott hereunder and agrees in writing to be bound by the terms of this Agreement in the same manner as Elliott. Notwithstanding the foregoing or any other provisions herein, no such assignment will relieve Elliott of its obligations hereunder if such assignee fails to perform such obligations. Except as provided in Section 12 with respect to the Indemnified Persons, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement. Any Indemnified Persons shall be entitled to enforce and rely on the provisions listed in the immediately preceding sentence as if they were a party to this Agreement.

17.    Prior Negotiations; Entire Agreement. This Agreement, together with the A&R Registration Rights Agreement, the Stockholders’ Agreement and the documents and instruments attached as exhibits to and referred to in this Agreement, the A&R Registration Rights Agreement and the Stockholders’ Agreement, constitutes the entire agreement of the parties with respect to the Backstop Commitment and supersedes all prior agreements, arrangements, or understandings, whether written or oral, between the parties with respect to the transactions contemplated hereby.

18.    GOVERNING LAW; VENUE. THIS AGREEMENT WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE PARTIES HERETO AGREES TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE IN AND FOR NEW CASTLE COUNTY OR, IF THE COURT OF CHANCERY LACKS SUBJECT MATTER JURISDICTION, ANY COURT OF THE STATE OF DELAWARE SITUATED IN NEW CASTLE COUNTY OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, WITH RESPECT TO ANY CLAIM OR CAUSE OF ACTION ARISING UNDER OR RELATING TO THIS AGREEMENT, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND AGREES THAT ALL SERVICE OF PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO IT AT ITS ADDRESS AS SET FORTH IN SECTION 15, AND THAT SERVICE SO MADE SHALL BE TREATED AS COMPLETED WHEN RECEIVED. EACH OF THE PARTIES HERETO WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND WAIVES ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED IN ANY SUCH COURT. THE COMPANY AND ELLIOTT HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE COMPANY OR ELLIOTT IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE, AND ENFORCEMENT HEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT THE RIGHT OF THE PARTIES HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. NOTWITHSTANDING THE FOREGOING, EACH OF THE PARTIES HERETO AGREES THAT EACH OF THE OTHER PARTIES HERETO SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING FOR ENFORCEMENT OF A JUDGMENT ENTERED BY A COURT PERMITTED BY THIS SECTION 18 IN ANY OTHER COURT OR JURISDICTION.

19.    Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

20.    Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed, or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by all the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power, or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power, or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power, or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power, or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity. All determinations made for the Company prior to the Closing Date with respect to this Section 20 shall be made by the Special Committee.

21.    Adjustment to Shares. If, prior to the Closing Date, the Company effects a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction with respect to any shares of its capital stock, references to the numbers of such shares and the prices therefore shall be equitably adjusted to reflect such change and, as adjusted, shall, from and after the date of such event, be subject to further adjustment in accordance herewith.

22.    Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

23.    Publicity. The Company and Elliott shall consult with each other prior to issuing any press releases (and provide each other a reasonable opportunity to review and comment upon such releases) or otherwise making public announcements with respect to the transactions contemplated by this Agreement and prior to making any filings with any third party or any governmental entity (including any national securities exchange or interdealer quotation service) with respect thereto, except as may be required by law or by the request of any governmental entity.

24.    Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may only be made against the entities that are expressly identified as parties hereto, including entities that become parties hereto after the date hereof, and no former, current or future equityholders, controlling persons, directors, officers, employees, agents or affiliates of any party hereto or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, advisor, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of either party against the other party hereto, in no event shall either party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

By:	/s/ Curtis W. Stoelting
	Name:	Curtis W. Stoelting
	Title:	Chief Executive Officer

ELLIOTT ASSOCIATES, L.P.

By:	Elliott Capital Advisors, L.P., its General Partner

By:	Braxton Associates, Inc., its General Partner

By:	/s/ Elliot Greenberg
	Name:	Elliot Greenberg
	Title:	Vice President

ELLIOTT INTERNATIONAL, L.P.

By: Elliott International Capital Advisors Inc., as Attorney-in-Fact

By:	/s/ Elliot Greenberg
	Name:	Elliot Greenberg
	Title:	Vice President

Signature Page to Standby Purchase Agreement

Schedule 1

Pro-Rata Percentage

Purchaser	Percentage
Elliott Associates, L.P.	32%
Elliott International, L.P.	68%

Exhibit A

Form of A&R Registration Rights Agreement

(Attached)

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

dated as of [●]

by and among

Roadrunner Transportation Systems, Inc.,

Elliott Associates, L.P.,

Elliott International, L.P.,

Brockdale Investments LP,

Thayer Equity Investors V, L.P.,

TC Roadrunner-Dawes Holdings, L.L.C.,

TC Sargent Holdings, L.L.C.,

HCI Equity Partners III, L.P.,

and

HCI Co-Investors III, L.P.

i

REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT is entered into as of [●], by and among (i) Roadrunner Transportation Systems, Inc., a Delaware corporation (the “Company”), (ii) Elliott Associates, L.P., a Delaware limited partnership, Brockdale Investments LP, a Delaware limited partnership, and Elliott International, L.P., a Cayman Islands, British West Indies limited partnership (collectively, the “Elliott Stockholders”), and (iii) Thayer Equity Investors V, L.P., a Delaware limited partnership, TC Roadrunner-Dawes Holdings, L.L.C., a Delaware limited liability company, TC Sargent Holdings, L.L.C., a Delaware limited liability company, HCI Equity Partners III, L.P., a Delaware limited partnership, and HCI Co-Investors III, L.P., a Delaware limited partnership (collectively, the “HCI Stockholders”). The Elliott Stockholders and the HCI Stockholders are collectively referred to herein as the “Stockholders” and individually as a “Stockholder.”

RECITALS

WHEREAS, the Company and the Stockholders (other than Elliott International, L.P.) are party to that certain Registration Rights Agreement, dated as of May 2, 2017 (the “Prior Registration Rights Agreement”), by and among the Company and the Stockholders (other than Elliott International, L.P.); and

WHEREAS, the Company and the Stockholders desire to amend and restate the Prior Registration Rights Agreement in its entirety and enter into this Agreement to grant registration rights to the Stockholders on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, the parties agree as follows:

ARTICLE I

INTRODUCTORY MATTERS

Section 1.1    Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided, that (i) no portfolio company of any investment fund affiliated with Elliott Management Corporation (excluding, for the avoidance of doubt, the Elliott Stockholders) shall be deemed an Affiliate of any Elliott Stockholder for purposes of this Agreement; and (ii) no portfolio company of any investment fund affiliated with HCI Equity Partners (excluding, for the avoidance of doubt, the HCI Stockholders) shall be deemed an Affiliate of any HCI Stockholder for purposes of this Agreement.

“Agreement” means this Amended and Restated Registration Rights Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“Application” has the meaning set forth in Section 2.6(a).

“Block Sale” means the sale of Registrable Securities to one or several purchasers in a registered transaction by means of (i) a bought deal, (ii) a block trade or (iii) a direct sale.

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“Board” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York City.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” has the meaning set forth in the Preamble.

“Control” (including its correlative meanings, “Controlled by” and “under common Control with”), when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Demand Registrations” has the meaning set forth in Section 2.1(a).

“Elliott Stockholders” has the meaning set forth in the Preamble.

“Equity Securities” means (i) shares of Common Stock held by the Stockholders or their Permitted Transferees, (ii) any warrants, options or other rights to subscribe for or to acquire, directly or indirectly (whether pursuant to any division or split of the Common Stock or in connection with a combination, exchange, reorganization, recapitalization, reclassification, merger, consolidation or other business combination transaction involving the Company or otherwise) any shares of Common Stock, and (iii) any bonds, notes, debentures or other securities convertible into or exchangeable for, directly or indirectly (whether pursuant to a split or division of the Common Stock or in connection with a combination, exchange, reorganization, recapitalization, reclassification, merger, consolidation or other business combination transaction involving the Company or otherwise) any shares of Common Stock, in each case outstanding at any time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“HCI Stockholders” has the meaning set forth in the Preamble.

“Holdback Period” has the meaning set forth in Section 2.3(a).

“Indemnitors” has the meaning set forth in Section 2.6(h).

“Other Holders” has the meaning set forth in Section 2.2(d).

“Permitted Transferee” means with respect to any Stockholder or its Affiliates (x) an Affiliate of such Stockholder, (y) in the case of a Stockholder that is a partnership, limited liability company or any foreign equivalent thereof, any partner, member or foreign equivalent thereof of such Stockholder (provided that such transfer is made in a pro rata distribution in accordance with the applicable partnership agreement, limited liability company agreement or foreign equivalent thereof, as the case may be) and (z) any transferee of Registrable Securities that is not an Affiliate of such Stockholder that holds (after giving effect to such transfer) in excess of ten percent (10%) of the then-outstanding Common Stock; provided, however, that any such transferee shall agree in a writing in the form attached as Exhibit A hereto to be bound by and to comply with all applicable provisions of this Agreement.

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“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Piggyback Registration” has the meaning set forth in Section 2.2(a).

“Prior Registration Rights Agreement” has the meaning set forth in the Recitals.

“Recommencement Date” has the meaning set forth in Section 2.4(e).

“Registrable Securities” means, irrespective of which Person actually holds such securities, (i) any Equity Securities held by any Stockholder or their Permitted Transferees, and (ii) any Equity Securities issued or issuable with respect to the Equity Securities referred to in clause (i) above by way of dividend, split, distribution, conversion or in connection with a combination of securities, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such Equity Securities will cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or have been sold in compliance with Rule 144 (or any similar rule then in force) under the Securities Act.

“Registration Expenses” has the meaning set forth in Section 2.5(a).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Shelf Registration” means any Long-Form Registration or Short-Form Registration which registers the resale of Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

“Short-Form Registration” has the meaning set forth in Section 2.1(a).

“Stockholder” or “Stockholders” has the meaning set forth in the Preamble.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.

“Suspension Notice” has the meaning set forth in Section 2.4(e).

“Underwritten Shelf Take-Down” has the meaning set forth in Section 2.1(c).

Section 1.2    Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (a) ”or” is disjunctive but not exclusive,

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(b) words in the singular include the plural, and in the plural include the singular, (c) the words “including”, “includes”, “included” and “include” are deemed to be followed by the words “without limitation” and (d) the words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1    Demand Registrations.

(a)    Requests for Registration. At any time and from time to time the Company shall, upon the request of the Elliott Stockholders (treated as one stockholder) or the HCI Stockholders (treated as one stockholder) or any of their Permitted Transferees register the resale, including on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, of all or any portion of their Registrable Securities on Form S-1 under the Securities Act or another appropriate form (a “Long-Form Registration”) reasonably acceptable to the Elliott Stockholders (treated as one stockholder) and the HCI Stockholders (treated as one stockholder) or any of their Permitted Transferees, as applicable. At any time and from time to time after the Company becomes eligible to use Form S-3 under the Securities Act (including pursuant to Rule 415 under the Securities Act) or any similar short-form registration statement (a “Short-Form Registration”) (i) the Company shall use its commercially reasonable efforts to convert any effective Long Form Registration that is a Shelf Registration to a Short Form Registration (which such conversion will not count as one of the permitted Demand Registrations) and (ii) each of the Elliott Stockholders (treated as one stockholder) and the HCI Stockholders (treated as one stockholder) or any of their Permitted Transferees may request registration under the Securities Act of all or any portion of their Registrable Securities on a Short-Form Registration. All registrations requested pursuant to this Section 2.1(a) are referred to herein as “Demand Registrations.” Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered. Except as set forth in Section 2.1(c) below, within five (5) days after receipt of any such written request, the Company shall give written notice of such requested registration to all holders of Registrable Securities and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after the holders’ receipt of the Company’s notice. All such Stockholders electing to be included in an underwritten Demand Registration must sell their Registrable Securities to the underwriters selected as provided in Section 2.1(g) on the same terms and conditions as apply to any other selling stockholders.

(b)    Demand Registrations. The Elliott Stockholders and their Permitted Transferees (treated as one stockholder) shall each be entitled to request an unlimited number of Demand Registrations in which the Company shall pay all Registration Expenses and the HCI Stockholders and their Permitted Transferees (treated as one stockholder) shall each be entitled to request two (2) Demand Registrations in which the Company shall pay all Registration Expenses; provided, that the aggregate offering value of the Registrable Securities requested to be registered in any Demand Registration must equal at least ten million dollars ($10,000,000). No Demand Registration shall count as one of the permitted Demand Registrations unless (i) the party requesting such registration is able to register and sell at least seventy-five percent (75%) of their Registrable Securities requested to be included in such registration, (ii) the registration statement with respect to such Demand Registration is declared effective and is maintained effective for the period set forth in this Agreement, (iii) the offering of the Registrable Securities pursuant to such registration statement is not subject to a stop order, injunction, or similar order or requirement of the SEC during such period and (iv) the conditions to closing specified in any underwriting agreement, purchase agreement or similar agreement entered into in connection with the registration relating to such request with respect to the Company are satisfied.

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(c)    Underwritten Shelf Take-Down. In connection with any proposed underwritten resale of Registrable Securities which is pursuant to a Shelf Registration (an “Underwritten Shelf Take-Down”), each Stockholder agrees, in an effort to conduct any such Underwritten Shelf Take-Down in the most efficient and organized manner, to coordinate with the other holders of Registrable Securities prior to initiating any sales efforts and cooperate with the other holders of Registrable Securities as to the terms of such Underwritten Shelf Take-Down, including, without limitation, the aggregate amount of Registrable Securities to be sold and the number of Registrable Securities to be sold by each holder of Registrable Securities. In furtherance of the foregoing, the Company shall give prompt notice to all Stockholders whose Registrable Securities may be included in the Shelf Registration of the receipt of a request from another Stockholder whose Registrable Securities are included in the Shelf Registration of a proposed Underwritten Shelf Take-Down under and pursuant to the Shelf Registration and, notwithstanding anything to the contrary contained herein, will provide such Stockholder a period of two (2) Business Days to participate in such Underwritten Shelf Take-Down, subject to the terms negotiated by and applicable to the initiating Stockholders and subject to the priorities set forth in Section 2.1(d) as if the subject Underwritten Shelf Take-Down was being effected pursuant to a Demand Registration but shall not be counted as one of the permitted Demand Registrations. Holders of Registrable Securities will have an unlimited number of Underwritten Shelf Take-Downs. All such Stockholders electing to be included in an Underwritten Shelf Take-Down must sell their Registrable Securities to the underwriters selected as provided in Section 2.1(g) on the same terms and conditions as apply to any other selling stockholders.

(d)    Priority on Demand Registrations and Underwritten Shelf Take-Downs. The Company shall not include in any Demand Registration or Underwritten Shelf Take-Downs any securities that are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities included in such Demand Registration or Underwritten Shelf Take-Down. If a Demand Registration or an Underwritten Shelf Take-Down is an underwritten offering and the managing underwriters advise the Company in writing that, in their opinion, the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such registration exceeds the number which can be sold therein without adversely affecting the marketability of the offering, then the Company shall include in such registration (i) first, the Registrable Securities requested to be included in such registration, pro rata among the respective holders thereof on the basis of the amount owned by each such holder and its Affiliates, and (ii) second, the other securities requested to be included in such registration, pro rata among the respective holders thereof on the basis of the amount of such other securities owned by each such holder and its Affiliates.

(e)    Restrictions on Demand Registrations. The Company shall not be obligated to effect any Demand Registration within ninety (90) days following the effective date of any previous Demand Registration or any previous registration in which the holders of Registrable Securities were given piggyback rights pursuant to Section 3 hereof in which there was no reduction in the number of Registrable Securities to be included.

(f)    Black Out Period. If the Board in good faith determines that the filing or effectiveness of a registration statement in connection with any requested Demand Registration would be reasonably likely to materially and adversely affect any material contemplated acquisition, divestiture, registered primary offering or other financing or material transaction, or would require disclosure of facts or circumstances which disclosure would be reasonably likely to materially and adversely affect any contemplated acquisition, divestiture, registered primary offering or other financing or material

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transaction, then the Company may delay such registration or effectiveness or suspend the effectiveness of any registration hereunder so long as the Company is still pursuing the transaction that allowed such delay (it being agreed that the Company may not delay requested registrations or delay or suspend effectiveness pursuant to this clause on more than two (2) occasions during any three hundred sixty (360) consecutive days and not for more than an aggregate of ninety (90) days during any three hundred sixty (360) consecutive days); provided, however, in such event the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and the Company shall pay all Registration Expenses in connection with such registration. The time period regarding the effectiveness of any such Registration Statement set forth in Section 2.4(b) hereof shall be extended by a number of days equal to the number of days by which any registration statement is delayed or effectiveness is suspended.

(g)    Selection of Underwriters. In the event of a Demand Registration or Underwritten Shelf Take-Down, the Stockholder(s), or their Permitted Transferee(s) (as applicable), requesting such Demand Registration or Underwritten Shelf Take-Down shall have the right to select the investment banker(s) and manager(s) to administer such Demand Registration or Underwritten Shelf Take-Down.

(h)    No Notice in Block Sales. Notwithstanding any other provision of this Agreement, if a holder of Registrable Securities wishes to engage in a Block Sale (including a Block Sale in connection with a Demand Registration or an Underwritten Shelf Take-Down), then notwithstanding the foregoing or any other provisions hereunder no other holder of Registrable Securities shall be entitled to receive any notice of or have its Registrable Securities included in such Block Sale.

Section 2.2    Piggyback Registrations.

(a)    Right to Piggyback. Whenever the Company proposes to register any of its Equity Securities or any option, warrant, security or right exercisable for or convertible or exchangeable into any of the foregoing under the Securities Act (other than (i) pursuant to a Demand Registration (for which all holders of Registrable Securities are entitled to piggyback rights, but which rights are addressed in Section 2.1 above rather than this Section 2.2), (ii) pursuant to a registration on Form S-4 or Form S-8 or any successor or similar forms or (iii) pursuant to an Underwritten Shelf Take-Down (for which holders of Registrable Securities are entitled to piggyback rights, but which rights are addressed in Section 2.1(d) above rather than this Section 2.2)), and provided the registration form to be used by the Company may be used for the registration of Registrable Securities (a “Piggyback Registration”), whether or not for sale for its own account, the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and, subject to the provisions of this Section 2.2, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after such holders’ receipt of the Company’s notice.

(b)    Piggyback Expenses. In all Piggyback Registrations, the Registration Expenses of the holders of Registrable Securities shall be paid by the Company.

(c)    Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such registration exceeds the number which can be sold therein without adversely affecting the marketability of the offering, then the Company shall include in such registration (i) first, all of the securities the Company proposes to sell, (ii) second, the Registrable

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Securities requested to be included in such registration, pro rata among the respective holders thereof on the basis of the amount owned by each such holder and its Affiliates, and (iii) third, the other securities requested to be included in such registration, pro rata among the holders of such other securities on the basis of the number of such other securities owned by each such holder and its Affiliates.

(d)    Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities other than the Stockholders (any such holders, the “Other Holders”) (it being understood that secondary registrations on behalf of holders of Registrable Securities are addressed in Section 2.1 above rather than in this Section 2.2(d)), and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such registration exceeds the number which can be sold therein without adversely affecting the marketability of the offering, then the Company shall include in such registration (i) first, all of the securities requested to be included therein by the Other Holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among the respective holders thereof on the basis of the amount owned by each such holder and its Affiliates, and (ii) second, the other securities requested to be included in such registration, pro rata among the holders of such other securities on the basis of the number of such other securities owned by each such holder and its Affiliates.

(e)    Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering shall be made by the Board, subject to the approval of the holders of a majority of the Registrable Securities included in such Piggyback Registration, such approval not to be unreasonably withheld.

(f)    Withdrawal by Company. If, at any time after giving notice of its intention to register any of its securities as set forth in Section 2.2(a) and before the effective date of such registration statement filed in connection with such registration, the Company shall determine, for any reason, not to register such securities, the Company may, in its sole discretion, give written notice of such determination to each holder of Registrable Securities and thereupon shall be relieved of its obligation to register any Registrable Securities or any other securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided in this Agreement).

(g)    Other Registrations. Subject to Section 2.1(f), if the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 2.1 or pursuant to this Section 2.2, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its Equity Securities or any option, warrant, security or right exercisable for or convertible or exchange into any of the foregoing under the Securities Act, whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least one hundred eighty (180) days has elapsed from the effective date of such previous registration.

Section 2.3    Holdback Agreements.

(a)    No holder of Registrable Securities shall engage in any public sale or distribution (including sales pursuant to Rule 144) of any Equity Securities, during the seven (7) days prior to and the ninety (90)-day period beginning on (i) the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration or (ii) the “pricing” date of any Underwritten Shelf Take-Down, in each case in which Registrable Securities are included (the “Holdback Period”), except as part of such registration or pursuant to registrations on Form S-4, unless the underwriters managing the offering agree to a shorter period in writing, in which case the Holdback Period shall be the shorter period agreed to by

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the managing underwriters. If requested by the underwriters managing the offering, each holder of Registrable Securities shall enter into a lock-up agreement with the applicable underwriters that is consistent with the agreement in this Section 2.3(a). The Company may impose stop-transfer instructions with respect to the Equity Securities subject to the foregoing restriction until the end of such Holdback Period. Notwithstanding anything to the contrary set forth above, in connection with a Block Sale, no holder of Registrable Securities shall be subject to a lock-up agreement, other than, if requested by the managing underwriter for such offering, a holder of Registrable Securities that is participating in such Block Sale.

(b)    The Company shall not effect any public sale or distribution of its Equity Securities or any option, warrant, security or right exercisable for or convertible or exchange into any of the foregoing, during the seven (7) days prior to and during such period of time (not to exceed ninety (90) days) as may be determined by the underwriters managing such underwritten registration following (i) the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or any successor form) or (ii) the “pricing” date of any Underwritten Shelf Take-Down, in each case unless the underwriters managing the registered public offering otherwise agree in writing.

Section 2.4    Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a)    in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder, prepare and file with the SEC a registration statement on the appropriate form, and all amendments and supplements thereto and related prospectuses, with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective as soon as reasonably practicable (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holder of Registrable Securities requesting such Demand Registration or Underwritten Shelf Take-Down, copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(b)    promptly notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred eighty (180) days or such earlier date as all of the Registrable Securities to be registered thereunder have been sold or transferred pursuant to such registration statement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement; provided, that in the case of a Long-Form Registration that is a Shelf Registration, the Company shall cause such registration statement to remain effective for a period ending on the date on which all Registrable Securities have been sold pursuant to such registration statement, and provided, further, that in the case of a Short Form Registration that is a Shelf Registration, the Company shall cause such registration statement to remain effective for a period ending on the earliest to occur of (i) the date on which all Registrable Securities have been sold pursuant to such registration statement and (ii) the third (3rd) anniversary of the effective date of such registration statement;

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(c)    furnish to each seller of Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), any documents incorporated by reference therein and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d)    use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions within the United States as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) consent to general service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction);

(e)    notify each seller of such Registrable Securities, (i) promptly after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (ii) promptly after receipt thereof, of any request by the SEC for the amendment or supplementing of such registration statement or prospectus or for additional information, and (iii) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall as promptly as practicable (subject to the Company’s rights pursuant to Section 2.1(f)) prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading. Upon the receipt by any seller of Registrable Securities of the notice described in (ii) or (iii) above (in each case, a “Suspension Notice”), such holder will discontinue disposition of Registrable Securities pursuant to the applicable Registration Statement until (A) such holder has received copies of the supplemented or amended prospectus, or (B) such holder is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the prospectus (in each case, the “Recommencement Date”). Each holder receiving a Suspension Notice shall be required to either (x) destroy any prospectuses, other than permanent file copies, then in such holder’s possession which have been replaced by the Company with more recently dated prospectuses or (y) deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such holder’s possession of the prospectus covering such Registrable Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 2.4(b) hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the Recommencement Date;

(f)    prepare and file promptly with the SEC, and notify such holders of Registrable Securities prior to the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to

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make the statements therein not misleading, and, in case any such holders of Registrable Securities or any underwriter for any such holders is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations promulgated thereunder, the Company shall use its reasonable best efforts to prepare promptly upon request of any such holder or underwriter such amendments or supplements to such registration statement and prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and the provisions of Section 2.4(e);

(g)    cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(h)    provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(i)    enter into and perform such customary agreements (including underwriting agreements in customary form and any other agreements reasonably requested by the managing underwriter or underwriters, if any) and take all such other actions as the Stockholders, or their Permitted Transferees (as applicable), requesting such Demand Registration or Underwritten Shelf Take-Down reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(j)    make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(k)    take all reasonable actions to ensure that any prospectus utilized in connection with any Demand Registration, Underwritten Shelf Take-Down or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(l)    otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its stockholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(m)    in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Equity Securities included in such registration statement for sale in any jurisdiction, use its reasonable best efforts promptly to obtain the withdrawal of such order;

(n)    use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

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(o)    in the case of an underwritten offering, obtain one or more cold comfort letters, addressed to the underwriters, dated the date of the closing under the underwriting agreement and the date the offering is priced, from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters of such nature;

(p)    in the case of an underwritten offering, provide a legal opinion of the Company’s outside counsel, addressed to the underwriters, dated the date of the closing under the underwriting agreement, in customary form and covering such matters of the type customarily covered by legal opinions of such nature

(q)    if and underwriting agreement is entered into, the same shall contain indemnification provisions and procedures that are customary for underwriting agreements in connection with underwritten offerings except as otherwise agreed by the parties thereto; and

(r)    cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including, without limitation, participation in such number of “road shows” as the underwriter(s) reasonably request).

Section 2.5    Registration Expenses.

(a)    All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions and legal fees) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company, and the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or, if none are so listed, on a securities exchange or the NASD automated quotation system (or any successor or similar system).

(b)    In connection with each Demand Registration, each Underwritten Shelf Take-Down and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of separate counsel (including any local counsel) for the Elliott Stockholders if any of them is participating in the offering (which counsel will be selected by the Elliott Stockholders) and, if none of the Elliott Stockholders is participating in the offering, one counsel chosen by the holders of a majority of Registrable Securities included in such registration.

(c)    Except as otherwise agreed or set forth herein, the holders of securities included in any registration hereunder shall bear and pay all (i) fees and expenses of any legal counsel or other advisors to such holder and any other out-of-pocket expenses of such holder, (ii) brokerage commissions attributable to the sale of any of the Registrable Securities, and (iii) commissions, fees, discounts, transfer taxes or stamp duties and expenses of any underwriter or placement agent applicable to Registrable Securities offered for such holder’s account in accordance with this Agreement.

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Section 2.6    Indemnification.

(a)    The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers, directors, agents and employees and each Person who controls such holder (within the meaning of the Securities Act) against any and all losses, claims, damages, liabilities, joint or several, together with reasonable costs and expenses (including reasonable attorney’s fees and disbursements), to which such indemnified party may become subject under the Securities Act or otherwise (including to any third party), insofar as such losses, claims, damages or liabilities arise out of, are based upon, are caused by, or result from (i) any untrue or alleged untrue statement of material fact contained (A) in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, (B) in any application or other document or communication (in this Section 2.6, collectively called an “Application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration statement under the “blue sky” or securities laws thereof or (C) in any other information included in road show materials prepared by or on behalf of the Company in connection with the sale of Registrable Securities pursuant to Registration Statement, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder and each such director, officer, agent or employee and controlling Person for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of, is based upon, is caused by, or results from (i) an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any Application, in reliance upon, and in conformity with, written information prepared and furnished to the Company by such holder expressly for use therein, other than information prepared and furnished to the Company by such holder in the course of such holder’s duties as an officer or director of the Company or any of its Subsidiaries, or (ii) by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto.

(b)    In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any and all losses, claims, damages, liabilities, joint or several, together with reasonable costs and expenses (including reasonable attorney’s fees and disbursements), to which such Person may become subject under the Securities Act or otherwise (including to any third party), insofar as such losses, claims, damages or liabilities arise out of, are based upon, are caused by, or result from (i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon written information furnished to the Company through an instrument duly executed by such holder expressly for use therein; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(c)    Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided

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that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim (in which case the indemnified party will have the right to retain its own counsel, with reasonable fees and expenses of such counsel to be paid by the indemnifying party), permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent, if requested by the indemnified party, shall not be unreasonably withheld by the indemnifying party). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest is likely to exist between such indemnified party and any other of such indemnified parties with respect to such claim (in which case the indemnified party will have the right to retain its own counsel, with reasonable fees and expenses of such counsel to be paid by the indemnifying party).

(d)    The indemnifying party shall not, except with the approval of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of a release from all liability arising from, related to or with respect to such claim or litigation.

(e)    The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, agent, employee or controlling Person of such indemnified party and shall survive the transfer of the Company’s securities with respect to which the indemnification hereunder is applicable.

(f)    If the indemnification provided for in this Section 2.6 from the indemnifying party is unavailable to or unenforceable by the indemnified party in respect of any losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party with respect to such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties; provided, however, that no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 2.6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.6, without regard to the relative fault of the indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.6(f).

(g)    The Company and the sellers of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 2.6 were determined by pro rata allocation (even if the sellers of Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in Section 2.6(f) above. The amount paid or payable by an indemnified party as a result of the losses referred to in

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Section 2.6(f) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.6, no seller of Registrable Securities shall be required to contribute pursuant to this Section 2.6 any amount in excess of the sum of (i) any amounts paid pursuant to Section 2.6(b) above and (ii) the net proceeds received by such seller from the sale of Registrable Securities covered by the registration statement filed pursuant hereto.

(h)    The Company hereby acknowledges that the holders of Registrable Securities have certain rights to indemnification, advancement of expenses and/or insurance provided by certain of their affiliates (collectively, the “Indemnitors”). The Company hereby agrees that (i) it is the indemnitor of first resort (i.e., its obligations to the holders of Registrable Securities are primary and any obligation of the Indemnitors to advance expenses or to provide indemnification for the same losses incurred by the holders of Registrable Securities are secondary to any such obligation of the Company), (ii) that it shall be liable for the full amount of all losses to the extent legally permitted and as required by the terms of this Agreement and the articles and other organizational documents of the Company (or any other agreement between the Company and the holders of Registrable Securities), without regard to any rights holders of Registrable Securities may have against the Indemnitors, and (iii) to the extent not in contravention of any insurance policy or policies providing liability or other insurance for the Company or any director, trustee, general partner, managing member, manager, officer, employee, agent or fiduciary of the Company, it irrevocably waives, relinquishes and releases the Indemnitors from any and all claims (x) against the Indemnitors for contribution, indemnification, subrogation or any other recovery of any kind in respect thereof and (y) that holders of Registrable Securities must seek indemnification from any Indemnitor before the Company must perform its indemnification obligations under this Agreement. No advancement or payment by the Indemnitors on behalf of holders of Registrable Securities with respect to any claim for which any holders of Registrable Securities have sought indemnification from the Company hereunder shall affect the foregoing. The Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery which holders of Registrable Securities would have had against the Company if the Indemnitors had not advanced or paid any amount to or on behalf of holders of Registrable Securities. The Company and the holders of Registrable Securities agree that the Indemnitors are express third party beneficiaries of this Section 2.6(h).

Section 2.7    Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, and (iii) completes and executes any other documents reasonably required by the underwriters in connection with such underwritten offering.

ARTICLE III

GENERAL PROVISIONS

Section 3.1    No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its Equity Securities that is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement. The Company shall not grant any registration rights that are pari passu or senior to the rights provided to the holders of Registrable Securities under this Agreement without the written consent of each holder of Registrable Securities.

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Section 3.2    Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its Equity Securities that would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or that would materially and adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split, or a combination of shares).

Section 3.3    Remedies; Specific Performance. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

Section 3.4    Notices. Any notice, designation, request, request for consent or consent provided for in this Agreement shall be in writing and shall be either sent by facsimile or email, personally delivered, mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Company’s records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices and other such documents will be deemed to have been given or made hereunder when sent by facsimile or email (receipt confirmed), delivered personally, five (5) days after deposit in the U.S. mail and one (1) day after deposit with a reputable overnight courier service.

The Company’s address is:

Roadrunner Transportation Systems, Inc.

1431 Opus Place, Suite 530

Downers Grove, Illinois 60515

Attn: Curtis W. Stoelting

Fax: (630) 968-0509

Email: cstoelting@rrts.com

The Elliott Stockholders’ address is:

c/o Elliott Management Corporation

40 West 57th Street, 4th Floor

New York, NY 10019

Attn: Elliot Greenberg

Fax: (212) 478-2371

Email: egreenberg@elliottmgmt.com

The HCI Stockholders’ address is:

c/o HCI Equity Partners

4508 IDS Center

Minneapolis, Minnesota 55402

Attn: Scott D. Rued

Email: srued@hciequity.com

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Section 3.5    Amendments; Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the holders of Registrable Securities unless such modification, amendment or waiver is approved in writing by the Company, the Elliott Stockholders and the HCI Stockholders (including their respective Permitted Transferees, as applicable). No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition.

Section 3.6    Successors and Assigns. This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. The rights of a Stockholder hereunder may be assigned (but only with all related obligations set forth below), in whole or in part, in connection with a transfer of Registrable Securities effected in accordance with the terms of this Agreement to a Permitted Transferee of that Stockholder. Without prejudice to any other or similar conditions imposed hereunder with respect to such transfer, no assignment permitted under the terms of this Section 3.6 will be effective unless and until the Permitted Transferee to which the assignment is being made, if not a Stockholder, has delivered to the Company the executed Joinder Agreement in the form attached as Exhibit A hereto agreeing to be bound by, and be party to, this Agreement. A Permitted Transferee to whom rights are transferred pursuant to this Section 3.6 may not again transfer those rights to any other Permitted Transferee, other than as provided in this Section 3.6.

Section 3.7    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 3.8    Jurisdiction; Waiver of Jury Trial. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. The parties hereby irrevocably and unconditionally consent to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of the venue of any such action, suit or proceeding in any such court or that any such action, suit or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in this Section 3.8 shall be deemed effective service of process on such party. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.9    Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof or thereof other than those expressly set forth herein and therein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter (including, with respect to the HCI Stockholders, the Prior Stockholders’ Agreement).

Section 3.10    Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision

16

hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

Section 3.11    Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

Section 3.12    Counterparts. This Agreement and any amendment hereto may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one Agreement (or amendment, as applicable).

[SIGNATURES BEGIN NEXT PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

COMPANY

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

By:

Name:
Title:

[Signature Page to Registration Rights Agreement]

ELLIOTT STOCKHOLDERS

ELLIOTT ASSOCIATES, L.P.

By: Elliott Capital Advisors, L.P., its General Partner

By: Braxton Associates, Inc., its General Partner

By:
Name: Elliot Greenberg
Title: Vice President

ELLIOTT INTERNATIONAL, L.P.

By: Elliott International Capital Advisors Inc., as Attorney-in-Fact

By:
Name: Elliot Greenberg
Title: Vice President

BROCKDALE INVESTMENTS LP

By: Middleton International Limited, its General Partner

By:
Name: Elliot Greenberg
Title: Vice President

[Signature Page to Registration Rights Agreement]

HCI STOCKHOLDERS

THAYER EQUITY INVESTORS V, L.P.

By:	HC Equity Partners V, L.L.C.,
its General Partner

By:	HCI Equity Partners, L.L.C.,
its Managing Member

By:
Scott Rued
Executive

TC ROADRUNNER-DAWES HOLDINGS, L.L.C.

By:	TC Co-Investors V, LLC,
its Managing Member

By:	HCI Equity Management, L.P.,
its Sole Manager

By:	HCI Equity Partners, L.L.C.,
its General Partner

By:
Scott Rued
Executive

[Signature Page to Registration Rights Agreement]

TC SARGENT HOLDINGS, L.L.C.

By:	TC Co-Investors V, L.L.C.,
its Managing Member

By:	HCI Equity Management, L.P.,
its Sole Manager

By:	HCI Equity Partners, L.L.C.,
its General Partner

By:
Scott Rued
Executive

HCI EQUITY PARTNERS III, L.P.

By:	HCI Management III, L.P.
its General Partner

By:	HCI Equity Partners, L.L.C.,
its General Partner

By:
Scott Rued
Executive

HCI CO-INVESTORS III, L.P.

By:	HCI Management III, L.P.
its General Partner

By:	HCI Equity Partners, L.L.C.,
its General Partner

By:
Scott Rued
Executive

[Signature Page to Registration Rights Agreement]

Exhibit A

JOINDER AGREEMENT

Reference is made to the Amended and Restated Registration Rights Agreement, dated as of [●] (as amended from time to time, the “Registration Rights Agreement”), by and among (i) Roadrunner Transportation Systems, Inc., a Delaware corporation, (ii) Elliott Associates, L.P., a Delaware limited partnership, Brockdale Investments LP, a Delaware limited partnership, and Elliott International, L.P., a Cayman Islands, British West Indies limited partnership and (iii) Thayer Equity Investors V, L.P., a Delaware limited partnership, TC Roadrunner-Dawes Holdings, L.L.C., a Delaware limited liability company, TC Sargent Holdings, L.L.C., a Delaware limited liability company, HCI Equity Partners III, L.P., a Delaware limited partnership, and HCI Co-Investors III, L.P., a Delaware limited partnership. The undersigned agrees, by execution hereof, to become a party to, and to be subject to the rights and obligations under the Registration Rights Agreement.

[NAME]

By:

Name:
Title:

Date:

Address:

Acknowledged by:

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

By:

Name:
Title:

Exhibit B

Form of Stockholders’ Agreement

(Attached)

STOCKHOLDERS’ AGREEMENT

dated as of [●]

by and among

Roadrunner Transportation Systems, Inc.,

Elliott Associates, L.P.,

and

Elliott International, L.P.,

Exhibit A – Joinder Agreement

- i -

THIS STOCKHOLDERS’ AGREEMENT is entered into as of [•], by and among Roadrunner Transportation Systems, Inc., a Delaware corporation (the “Company”), Elliott Associates, L.P., a Delaware limited partnership and Elliott International, L.P., a Cayman Islands, British West Indies limited partnership (collectively, the “Elliott Stockholders”) and any Person who executes a Joinder Agreement in the form of Exhibit A hereto (each, a “Stockholder” and, collectively, the “Stockholders”).

RECITALS

WHEREAS, the Company and the Elliott Stockholders have entered into the Standby Purchase Agreement, dated as of [●], 2018, by and among the Company and the Elliott Stockholders; and

WHEREAS, the Company and the Elliott Stockholders wish to set forth certain understandings between such parties, including with respect to certain governance matters.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1    Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person directly or indirectly owning or controlling 10% or more of any class of outstanding voting securities of such Person or (iii) any officer, director, general partner or trustee of any such Person described in clause (i) or (ii); provided, that no portfolio company of any investment fund affiliated with Elliott Management Corporation (excluding, for the avoidance of doubt, the Elliott Stockholders) shall be deemed an Affiliate of any Elliott Stockholder for purposes of this Agreement.

“Agreement” means this Stockholders Agreement, as amended from time to time in accordance with Section 3.2.

“Annual Budget” has the meaning given to such term in Section 2.2(b).

“Applicable Law” means all applicable provisions of (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Entity, (ii) any consents or approvals of any Governmental Entity and (iii) any orders, decisions, injunctions, judgments, awards, decrees of or agreements with any Governmental Entity.

“beneficial owner” or “beneficially own” has the meaning given such term in Rule 13d-3 under the Exchange Act and a Person’s beneficial ownership of Common Stock or other voting securities of the Company shall be calculated in accordance with the provisions of such Rule.

“Board” means the Board of Directors of the Company.

“Bylaws” means the [Second] Amended and Restated Bylaws of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of the Charter.

“Charter” means the Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company including any shares of capital stock into which Common Stock may be converted (as a result of recapitalization, share exchange or similar event) or are issued with respect to Common Stock, including with respect to any stock split or stock dividend, or a successor security.

“Company” has the meaning given to such term in the Preamble.

“control” (including the terms “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Director” means any member of the Board.

“Elliott Designee” has the meaning given to such term in Section 2.1(b).

“Elliott Stockholders” has the meaning given to such term in the Preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means generally accepted accounting principles, as in effect in the United States of America from time to time.

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“Governmental Entity” means any federal, state, local or foreign court, legislative, executive or regulatory authority or agency.

“Group” has the meaning given to such term in Section 13(d)(3) of the Exchange Act.

“Information” means all confidential information about the Company or any of its Subsidiaries that is or has been furnished to any Stockholder or any of its Representatives by or on behalf of the Company or any of its Subsidiaries, or any of their respective Representatives, whether written or oral or in electronic or other form and whether prepared by the Company, its Representatives or otherwise, together with all written or electronically stored documentation prepared by such Stockholder or its Representatives based on or reflecting, in whole or in part, such information; provided that the term “Information” does not include any information that (i) is or becomes generally available to the public through no action or omission by such Stockholder or its Representatives, (ii) is or becomes available to such Stockholder on a non-confidential basis from a source, other than the Company or any of its Subsidiaries, or any of their respective Representatives, that to such Stockholder’s knowledge, after reasonable inquiry, is not prohibited from disclosing such portions to such Stockholder by a contractual, legal or fiduciary obligation, (iii) is independently developed by a Stockholder or its Representatives or Affiliates on its own behalf without use of any of the confidential information or (iv) was in such Stockholder’s, its Affiliates’ or its Representatives’ possession prior to the date of this Agreement.

“NYSE” means the New York Stock Exchange.

“Permitted Transferee” means with respect to any Stockholder or its Affiliates (x) an Affiliate of such Stockholder, including to any investment fund or other entity controlled or managed by, or under common control or management with, such Stockholder and (y) any transferee of Common Stock that is not an Affiliate of such Stockholder that holds (after giving effect to such transfer) in excess of ten percent (10%) of the then-outstanding Common Stock; provided, however, that any such transferee shall agree in a writing in the form attached as Exhibit A hereto to be bound by and to comply with all applicable provisions of this Agreement. Any Stockholder shall also be a Permitted Transferee of the Permitted Transferees or itself.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of any two or more of the foregoing.

“Representatives” means with respect to any Person, any of such Person’s, or its Affiliates’, directors, officers, employees, general partners, Affiliates, direct or indirect shareholders, members or limited partners, attorneys, accountants, financial and other advisers, and other agents and representatives, including in the case of the Elliott Stockholders, any person designated for nomination by the Board as a Director by the Elliott Stockholders.

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“Stockholder” and “Stockholders” have the meanings given to such terms in the Preamble.

“Subsidiary” means, with respect to any Person, any corporation, entity or other organization whether incorporated or unincorporated, of which (i) such first Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions or (ii) such first Person is a general partner, managing member or otherwise exercises similar management control.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any shares of Common Stock beneficially owned by a Person or any interest in any shares of Common Stock beneficially owned by a Person.

1.2    Other Definitional Provisions.

(a)    The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

(b)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE II

CORPORATE GOVERNANCE

2.1    Board Representation.

(a)    The Elliott Stockholders (treated as one stockholder) shall have the right, but not the obligation, to designate for nomination by the Board as Directors a number of designees equal to at least: (i) at least a majority of the total number of Directors comprising the Board at such time as long as the Elliott Stockholders (treated as one stockholder) beneficially own in the aggregate at least 50% of the outstanding shares of the Common Stock; (ii) at least 40% of the total number of Directors comprising the

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Board at such time as long as the Elliott Stockholders (treated as one stockholder) beneficially own in the aggregate at least 40% but less than 50% of the outstanding shares of the Common Stock; (iii) at least 30% of the total number of Directors comprising the Board at such time as long as the Elliott Stockholders (treated as one stockholder) beneficially own in the aggregate at least 30% but less than 40% of the outstanding shares of the Common Stock; (iv) at least 20% of the total number of Directors comprising the Board at such time as long as the Elliott Stockholders (treated as one stockholder) beneficially own in the aggregate at least 20% but less than 30% of the outstanding shares of the Common Stock; and (v) at least 5% of the total number of Directors comprising the Board at such time as long as the Elliott Stockholders (treated as one stockholder) beneficially own in the aggregate at least 5% but less than 20% of the outstanding shares of the Common Stock. For purposes of calculating the number of Elliott Designees that the Elliott Stockholders are entitled to designate for nomination pursuant to the formula outlined above, any fractional amounts would be rounded up to the nearest whole number and the calculation would be made on a pro forma basis after taking into account any increase in the size of the Board.

(b)     In the event that the Elliott Stockholders have designated for nomination by the Board less than the total number of designees the Elliott Stockholders shall be entitled to designate for nomination pursuant to Section 2.1(a), the Elliott Stockholders shall have the right, at any time, to designate for nomination such additional designees to which they are entitled, in which case, the Company and the Directors shall take all necessary corporate action, to the fullest extent permitted by Applicable Law (including with respect to any fiduciary duties under Delaware law), to (x) enable the Elliott Stockholders to designate for nomination and effect the election or appointment of such additional individuals, whether by increasing the size of the Board, or otherwise, and (y) to designate such additional individuals designated for nomination by the Elliott Stockholders to fill such newly-created vacancies or to fill any other existing vacancies. Each such individual whom the Elliott Stockholders shall actually designate for nomination pursuant to this Section 2.1 and who is thereafter elected to the Board to serve as a Director shall be referred to herein as an “Elliott Designee.”

(c)    In the event that a vacancy is created at any time by the death, retirement, removal or resignation of any Director designated by the Elliott Stockholders pursuant to this Section 2.1, the remaining Directors and the Company shall, to the fullest extent permitted by Applicable Law (including with respect to any fiduciary duties under Delaware law), cause the vacancy created thereby to be filled by a new designee of the Elliott Stockholders, if such Director was designated by the Elliott Stockholders, as soon as possible, and the Company hereby agrees to take, to the fullest extent permitted by Applicable Law (including with respect to any fiduciary duties under Delaware law), at any time and from time to time, all actions necessary to accomplish the same.

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(d)    The Company agrees, to the fullest extent permitted by Applicable Law (including with respect to any fiduciary duties under Delaware law), to include in the slate of nominees recommended by the Board for election at any meeting of stockholders called for the purpose of electing Directors the individuals designated pursuant to this Section 2.1 and to nominate and recommend each such individual to be elected as a Director as provided herein, and to solicit proxies or consents in favor thereof. The Company is entitled to identify such individual as an Elliott Designee pursuant to this Agreement.

(e)    Insofar as the Company is or becomes subject to requirements under Applicable Law or the regulations of any self-regulatory organization, including the NYSE or such other national securities exchange upon which the Common Stock is listed to which the Company is then subject, relating to the composition of the Board or committees thereof, their respective responsibilities or the qualifications of their respective members, the Elliott Stockholders shall cooperate in good faith to select for nomination designees to the Board under this Section 2.1 so as to permit the Company to comply with all such applicable requirements.

(f)    No Elliott Designee shall be paid any fee (or provided any equity-based compensation) for service as Director or member of any committee of the Board, unless otherwise determined by the Board; provided that each Elliott Designee shall be entitled to reimbursement by the Company for reasonable expenses incurred while traveling to and from Board and committee meetings as well as travel for other business related to his or her service on the Board or committees thereof, subject to any maximum reimbursement obligations as may be established by the Board from time to time. Notwithstanding the foregoing, any Elliott Designee whom the Board determines to be “independent” as defined under NYSE and Exchange Act rules and regulations shall be entitled to compensation in accordance with the Company’s Independent Director Compensation Program.

2.2    Available Financial Information. Upon written request of an Elliott Stockholder, the Company will deliver, or cause to be delivered, to such Elliott Stockholder or its designated Representative:

(a)    as soon as available after the end of each month and in any event within 30 days thereafter, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such month and consolidated statements of operations, income, cash flows, retained earnings and stockholders’ equity of the Company and its Subsidiaries, for each month and for the current fiscal year of the Company to date, prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of notes thereto), together with a comparison of such statements to the corresponding periods of the prior fiscal year and to the Company’s business plan then in effect and approved by the Board;

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(b)    an annual budget, a business plan and financial forecasts for the Company for the next fiscal year of the Company (the “Annual Budget”), no later than 30 days before the beginning of the Company’s next fiscal year, in such manner and form as approved by the Board, which shall include at least a projection of income and a projected cash flow statement for each fiscal quarter in such fiscal year and a projected balance sheet as of the end of each fiscal quarter in such fiscal year, in each case prepared in reasonable detail, with appropriate presentation and discussion of the principal assumptions upon which such budgets and projections are based, which shall be accompanied by the statement of the chief executive officer or chief financial officer or equivalent officer of the Company to the effect that such budget and projections are based on reasonable and good faith estimates and assumptions made by the management of the Company for the respective periods covered thereby; it being recognized by such holders that such budgets and projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by them may differ from the projected results. Any material changes in such Annual Budget shall be delivered to the Elliott Stockholders as promptly as practicable after such changes have been approved by the Board;

(c)    as soon as available after the end of each fiscal year of the Company, and in any event within 90 days thereafter, (i) the annual financial statements required to be filed by the Company pursuant to the Exchange Act, (ii) a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, and consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by the opinion of independent public accountants of recognized national standing selected by the Company and (iii) a Company-prepared comparison to the Annual Budget for such year as approved by the Board; and

(d)    as soon as available after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within 45 days thereafter, (i) the quarterly financial statements required to be filed by the Company pursuant to the Exchange Act, (ii) a consolidated balance sheet of the Company and its Subsidiaries as of the end of each such quarterly period, and consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such period and for the current fiscal year to date, prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of notes thereto) and (iii) a Company-prepared comparison to the corresponding periods of the previous fiscal year and to the Annual Budget then in effect as approved by the Board, all of the information to be provided pursuant to this Section 2.2(d) in reasonable detail and certified by the principal financial or accounting officer of the Company.

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(e)    Notwithstanding anything to the contrary in Sections 2.2(c) and (d), the Company may satisfy its obligations thereunder (other than its obligations under Sections 2.2(c)(iii) and 2.2(d)(iii)) by (i) providing the financial statements of any wholly-owned Subsidiary of the Company to the extent such financial statements reflect the entirety of the operations of the business or (ii) filing such financial statements of the Company or any wholly-owned Subsidiary of the Company whose financial statements satisfy the requirements of clause (i), as applicable, with the U.S. Securities and Exchange Commission on EDGAR or in such other manner as makes them publicly available. The Company’s obligation to furnish the materials described in Sections 2.2(c) and (d) shall be satisfied so long as it transmits such materials to the Elliott Stockholders within the time periods specified therein, notwithstanding that such materials may actually be received after the expiration of such periods.

2.3    Other Information. The Company covenants and agrees to deliver to the Elliott Stockholders, upon written request, so long as the Elliott Stockholders (treated as one stockholder) shall beneficially own in the aggregate at least 5% of the outstanding shares of Common Stock, with reasonable promptness, such other information and data (including such information and reports made available to any lender of the Company or any of its Subsidiaries under any credit agreement or otherwise) with respect to the Company and each of its Subsidiaries as from time to time may be reasonably requested by any Elliott Stockholder; provided that the Company reserves the right to withhold any information under this Section 2.3 or access under Section 2.4 from the Elliott Stockholders if the Board determines that providing such information or granting such access would reasonably be expected to adversely affect the Company on a competitive basis or otherwise. The Elliott Stockholders shall have access to such other information concerning the Company’s business or financial condition and the Company’s management as may be reasonably requested, including all information that is necessary for (x) each of the Elliott Stockholders and their respective Affiliates to comply with income tax reporting and regulatory requirements and (y) the Elliott Stockholders to prepare their quarterly and annual financial statements.

2.4    Access. The Company shall, and shall cause its Subsidiaries, officers, Directors, employees, auditors and other agents to (a) afford the Elliott Stockholders and each of their Representatives, so long as the Elliott Stockholders (treated as one stockholder) shall beneficially own in the aggregate at least 5% of the outstanding shares of Common Stock, during normal business hours and upon reasonable notice, reasonable access at all reasonable times to its officers, employees, auditors, legal counsel, properties, offices and other facilities and to all books and records, and (b) afford the Elliott Stockholders the opportunity to discuss the affairs, finances and accounts of the Company and its Subsidiaries with their respective officers from time to time as any Elliott Stockholder may reasonably request upon reasonable notice.

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2.5    Termination of Rights. This Agreement shall terminate on the earlier to occur of (a) such time as the Elliott Stockholders are no longer entitled to nominate a Director pursuant to Section 2.1(a) of this Agreement and (b) upon the delivery of a written notice by the Elliott Stockholders to the Company requesting that this Agreement terminate.

ARTICLE III

MISCELLANEOUS

3.1    Confidentiality. Each party hereto agrees to, and shall cause its Representatives to, keep confidential and not divulge any Information, and to use, and cause its Representatives to use, such Information only in connection with the operation of the Company and its Subsidiaries; provided that nothing herein shall prevent any party hereto from disclosing such Information (a) upon the order of any court or administrative agency, (b) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (c) to the extent required by law or legal process or required or requested pursuant to subpoena, interrogatories or other discovery requests, (d) to the extent necessary in connection with the exercise of any remedy hereunder, (e) to other Stockholders, (f) to such party’s Representatives that in the reasonable judgment of such party need to know such Information or (g) to any potential transferee of Common Stock of a Stockholder to whom such proposed Transfer would be permitted in accordance with Section 3.3 as long as such potential transferee of Common Stock of a Stockholder agrees to be bound by the provisions of this Section 3.1 as if a Stockholder; provided further that, in the case of clause (a), (b) or (c), such party shall notify the other parties hereto of the proposed disclosure as far in advance of such disclosure as practicable and use reasonable efforts to ensure that any Information so disclosed is accorded confidential treatment, when and if available.

3.2    Amendments and Waivers. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the Company and the Elliott Stockholders. Neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

3.3    Successors, Assigns and Permitted Transferees. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Any Stockholder may assign its rights and obligations hereunder, in whole or in part, to any Permitted Transferee whereupon references to the Elliott Stockholder shall be deemed to include such Permitted Transferee.

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3.4    Notices. All notices and other communications to be given to any party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, or when received in the form of a facsimile or other electronic transmission (receipt confirmation requested), and shall be directed to the address set forth below (or at such other address or facsimile number as such party shall designate by like notice):

(a)	if to the Company, to:

Roadrunner Transportation Systems, Inc.

1431 Opus Place, Suite 530

Downers Grove, Illinois 60515

Attn:    Curtis W. Stoelting

Fax:     (630) 968-0509

Email:  cstoelting@rrts.com

(b)	if to the Elliott Stockholders, to:

c/o Elliott Management Corporation

40 West 57th Street, 4th Floor

New York, NY 10019

Attn:    Elliot Greenberg

Fax:     (212) 478-2371

Email:  egreenberg@elliottmgmt.com

(c)	if to any other Stockholder, to the address of such other Stockholder as shown in the stock record book of the Company.

3.5    Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder. To the fullest extent permitted by law, the Company shall not directly or indirectly take any action that is intended to, or would reasonably be expected to result in, any Stockholder being deprived of the rights contemplated by this Agreement.

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3.6    Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes any prior discussions, correspondence, negotiation, proposed term sheet, agreement, understanding or agreement and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to in this Agreement, and this Agreement is not intended to confer in or on behalf of any Person not a party to this Agreement (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision hereof.

3.7    Restrictions on Other Agreements; Bylaws. The provisions of this Agreement shall be controlling if any such provision or the operation thereof conflicts with the provisions of the Bylaws. Each of the parties covenants and agrees to take, or cause to be taken, to the fullest extent permitted by Applicable Law (including with respect to any fiduciary duties under Delaware law), any action reasonably requested by the Company or any Stockholder, as the case may be, to amend the Bylaws so as to avoid any conflict with the provisions hereof, including, in the case of the Stockholders, to vote their shares of Common Stock.

3.8    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof to the extent that such principles would require or permit the application of laws of another jurisdiction.

3.9    Jurisdiction and Forum; Waiver of Jury Trial. In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement, each of the parties unconditionally accepts the jurisdiction and venue of or, if the Court of Chancery does not have subject matter jurisdiction over this matter, the Superior Court of the State of Delaware (Complex Commercial Division), or if jurisdiction over the matter is vested exclusively in federal courts, the United States District Court for the District of Delaware, and the appellate courts to which orders and judgments thereof may be appealed. In any such judicial proceeding, the parties agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by law, service of process may be made by delivery provided pursuant to the directions in Section 3.4. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

3.10    Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (a) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (b) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law and (c) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

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3.11    Enforcement. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

3.12    Titles and Subtitles. The titles of the articles, sections and subsections of this Agreement are for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

3.13    No Recourse. This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no past, present or future Affiliate, Director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

3.14    Indemnification. The Company shall enter into separate indemnification agreements with each of the Elliott Stockholders and the Elliott Designees, on terms reasonably satisfactory to the Elliott Stockholders.

3.15    Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY ROADRUNNER TRANSPORTATION SYSTEMS, INC.

By:
Name:
Title:

[Signature Page – Stockholders Agreement]

ELLIOTT STOCKHOLDERS ELLIOTT ASSOCIATES, L.P.

By:	Elliott Capital Advisors, L.P., its General Partner

By:	Braxton Associates, Inc., its General Partner

By:
	Name:	Elliot Greenberg
	Title:	Vice President

ELLIOTT INTERNATIONAL, L.P.

By: Elliott International Capital Advisors Inc., as Attorney-in-Fact

By:
	Name:	Elliot Greenberg
	Title:	Vice President

[Signature Page – Stockholders Agreement]

Exhibit A

JOINDER AGREEMENT

Reference is made to the Stockholders Agreement, dated as of [●] (as amended from time to time, the “Stockholders Agreement”), by and among Roadrunner Transportation Systems, Inc. (the “Company”) and certain stockholders of the Company party thereto. The undersigned agrees, by execution hereof, to become a party to, and to be subject to the rights and obligations under, the Stockholders Agreement.

[NAME]

By:
Name:
Title:

Date:

Address:

Acknowledged by: ROADRUNNER TRANSPORTATION SYSTEMS, INC.

By:
Name:
Title:

Date:

A-1